Exhibit 4.25

CONVERTIBLE NOTES SUBSCRIPTION AGREEMENT

dated as of September 4, 2019

between

NIO INC.

and

HUANG RIVER INVESTMENT LIMITED

ii

CONVERTIBLE NOTES SUBSCRIPTION AGREEMENT

CONVERTIBLE NOTES SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of September 4, 2019, is entered into by and between (i) NIO INC., an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”), and HUANG RIVER INVESTMENT LIMITED, a company limited by shares incorporated under the laws of the British Virgin Islands (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser desires to subscribe for and purchase, and the Company desires to issue and sell, certain Convertible Notes pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, agrees as follows:

ARTICLE I

DEFINITION AND INTERPRETATION

Section 1.01 Definition, Interpretation and Rules of Construction

(a) As used in this Agreement, the following terms have the following meanings:

“ADSs” means the American depositary shares of the Company, each representing one (1) Class A Share of the Company as of the date hereof.

“ADRs” means the American depositary receipts issued by the relevant depositary evidencing the ADSs.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that none of the Company, nor any of its Subsidiaries shall be considered an Affiliate of the Purchaser. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means any day other than a Saturday, Sunday or another day on which commercial banks in the People’s Republic of China (the “PRC” or “China”, which for the purpose of this Agreement shall exclude Hong Kong SAR, Macau SAR and Taiwan), Hong Kong SAR or New York are required or authorized by law or executive order to be closed.

“Class A Shares” means Class A ordinary shares, par value US$0.00025 per share, in the share capital of the Company.

“Class B Shares” means the Class B ordinary shares, par value US$0.00025 per share, in the share capital of the Company.

“Class C Shares” means the Class C ordinary shares, par value US$0.00025 per share, in the share capital of the Company.

“Company SEC Documents” means all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed or furnished by the Company with the SEC pursuant to the Exchange Act and the Securities Act and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, in each case, filed or furnished with the SEC.

“Company Securities” means (i) Ordinary Shares, (ii) securities convertible into or exchangeable for Ordinary Shares, (iii) any options, warrants or other rights to acquire Ordinary Shares (including any awards under the Employee Stock Incentive Plans) and (iv) any depository receipts or similar instruments issued in respect of Ordinary Shares.

“Condition” means any condition to any Party’s obligation to effect the Closing as set forth in ARTICLE III, and collectively, the “Conditions”.

“Employee Benefit Plan” means any written plan, program, policy, contract or other arrangement providing for severance, termination pay, deferred compensation, performance awards, share or share-related awards, housing funds, insurance arrangements, fringe benefits, perquisites, superannuation funds retirement benefits, pension schemes or other employee benefits, that is maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or would reasonably expect to have any liability or obligation, other than, in each case, one that is sponsored and maintained by a Governmental Authority;

“Environment” means land (including, without limitation, surface land, sub-surface strata and natural and man-made structures), water (including, without limitation, coastal and inland waters, surface waters, ground waters and water in drains and sewers), and air.

“Environmental Law” means all Applicable Laws in relation to (i) pollution or contamination of the Environment; (ii) the production, storage, use, transport, disposal, release or discharge of hazardous substances; (iii) the exposure of any person or other living organism to hazardous substances; or (iv) the creation of any noise, vibration or other material adverse impact on the Environment.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Fundamental Warranties” means any representations and warranties of the Company contained in Section 4.01(a) to Section 4.01(f) and Section 4.01(i).

“GAAP” means generally accepted accounting principles in the United States.

“Material Adverse Effect” with respect to a party means any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (i) the financial condition, assets, liabilities, results of operations, business or operations of such party and its Subsidiaries taken as a whole, or (ii) the ability of such party to consummate the transactions contemplated by the Transaction Agreements and to timely perform its obligations hereunder and thereunder, except to the extent that any such material adverse effect results from (a) changes in generally accepted accounting principles that are generally applicable to comparable companies (to the extent not materially disproportionately affecting such party and its Subsidiaries), (b) changes in general economic and market conditions and capital market conditions or changes affecting any of the industries in which such party and its Subsidiaries operate generally (in each case to the extent not materially disproportionately affecting such party and its Subsidiaries), (c) the announcement or disclosure of this Agreement or any other Transaction Agreement or the consummation of the transactions hereunder or thereunder, or any act or omission required or specifically permitted by this Agreement and/or any other Transaction Agreement; (d) any pandemic, earthquake, typhoon, tornado or other natural disaster or similar force majeure event, (e) in the case of the Company, any failure to meet any internal or public projections, forecasts, or guidance, or (f) in the case of the Company, any change in the Company’s stock price or trading volume, in and of itself; provided,  however, that the underlying causes giving rise to or contributing to any such change or failure under sub-clause (e) or (f) shall not be excluded in determining whether a Material Adverse Effect has occurred except to the extent such underlying causes are otherwise excluded pursuant to any of sub-clauses (a) through (d).

“Ordinary Shares” means, collectively, the Class A Shares, the Class B Shares and the Class C Shares.

“Parties” means, collectively, the Company and the Purchaser.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Shareholders’ Agreement” means Fifth Amended and Restated Shareholders’ Agreement, dated November 10, 2017, by and among the Company and the parties listed therein.

“Subsidiary” of a party means any organization or entity, whether incorporated or unincorporated, which is controlled by such party and, for the avoidance of doubt, the Subsidiaries of a party shall include any variable interest entity over which such party or any of its Subsidiaries effects control pursuant to contractual arrangements and which is consolidated with such party in accordance with generally accepted accounting principles applicable to such party and any Subsidiaries of such variable interest entity.

Significant Subsidiaries has the meaning given to it in Article 1, Rule 1-02 of Regulation S-X under the U.S. Securities Exchange Act of 1934, as amended.

“Transaction Agreements” means, collectively, this Agreement and each of the Convertible Notes and each of the other agreements and documents entered into or delivered by the parties hereto or their respective Affiliates in connection with the transactions contemplated by this Agreement.

“Underlying ADSs” means the ADSs issuable upon conversion and registration with the SEC in accordance with the Shareholders’ Agreement.

(b)      Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
“2020 Convertible Note”	2.01
“2022 Convertible Note”	2.01
“Agreement”	Preamble
“Bankruptcy and Equity Exception”	4.01(b)
“Bin Li Subscription Agreement”	3.02(h)
“Claim Notice”	6.02(a)
“Closing”	2.02(a)
“Closing Date”	2.02(a)
“Company”	Preamble
“Confidential Information”	7.11(a)
“Control Contracts”	4.01(aa)
“Convertible Notes”	2.01
“Conversion Shares”	2.01
“Encumbrances”	4.01(d)
“ESOP”	4.01(i)
“EU”	4.01(ee)
“Governmental Authority”	3.01(a)
“HMT”	4.01(ee)
“Indemnifying Party”	6.01
“Indemnified Party”	6.01

Term	Section
“Indemnity Notice”	6.03
“Intellectual Property”	4.01(u)
“Losses”	6.01
“Material Contracts”	4.01(r)
“MFN Period”	5.03(a)
“NDRC”	4.01(cc)
“NDRC Circular”	4.01(cc)
“OFAC”	4.01(ee)
“Permits”	4.01(g)
“Purchase Price”	2.01
“Purchaser”	Preamble
“Returns”	4.01(w)
“Sanctions”	4.01(ee)
“Tax”	4.01(r)
“Third Party Claim”	6.02(a)
“UNSC”	4.01(ee)

(c)      In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i)    The words “Party” and “Parties” shall be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(ii)   When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule or clause, such reference is to an Article, Section, Exhibit, Schedule or clause of this Agreement.

(iii)  The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(iv)  Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(v)   The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(vi)  All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(vii) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(viii)    The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(ix)      The term “$” means United States Dollars.

(x)       The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(xi)      References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

(xii)     A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(xiii)    References herein to any gender include the other gender.

(xiv)    The Parties hereto have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II

PURCHASE AND SALE; CLOSING

Section 2.01 Issuance, Sale and Purchase of the Convertible Notes.

Upon the terms and subject to the conditions of this Agreement, at Closing (as defined below), the Purchaser hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Purchaser (i) Convertible Senior Note due 2020 with the principal amount of US$50,000,000, in the form attached hereto as Exhibit A (the “2020 Convertible Note”), and (ii) Convertible Senior Note due 2022 with the principal amount of US$50,000,000, in the form attached hereto as Exhibit B (the “2022  Convertible Note”, together with the 2020 Convertible Note, the “Convertible Notes”), each convertible into certain number of Class A Shares of the Company or ADSs at the option of the holder or holders of such Convertible Notes (the “Conversion Shares”) on, and subject to, the terms and conditions set forth in the Convertible Notes, for an aggregate purchase price of US$100,000,000 (the “Purchase Price”).

Section 2.02 Closing.

(a)      Closing. Subject to satisfaction or, to the extent permissible, waiver by the Party or Parties entitled to the benefit of the relevant Conditions, of all the Conditions (other than Conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at Closing), the closing of the sale and purchase of the Convertible Notes pursuant to this

Section 2.02(a) (the “Closing”) shall take place remotely by electronic means on the earlier of (i) the third (3rd) Business Day after the date on which the Conditions (other than the Conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at the Closing) are satisfied, or (ii) any other earlier time before such date as may be agreed by the Purchaser and the Company in writing (the “Closing Date”).

(b)      Payment and Delivery. At Closing,

(i)    the Purchaser shall arrange for electronic funds transfer in immediately available funds of the Purchase Price in U.S. dollars to such bank account designated in writing by the Company to the Purchaser on the date of this Agreement; and

(ii)   the Company shall deliver

(1)     the duly executed 2020 Convertible Note dated as of the Closing Date and issued in the name of the Purchaser;

(2)     the duly executed 2022 Convertible Note dated as of the Closing Date and issued in the name of the Purchaser;

(3)     copies of the Bin Li Subscription Agreement referred to in Section 3.02 (h);

(4)     copies of all the written consents and waivers referred to in Section 3.02(i); and

(5)     copies of the certificate referred to in Section 3.02 (j).

(c) Restrictive Legend. Each certificate representing any Ordinary Shares received by the Purchaser after conversion of the Convertible Notes on, and subject to, the terms and conditions set forth in the applicable Convertible Notes shall be endorsed with the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS, AND (B) UNLESS IN COMPLIANCE WITH THE CONVERTIBLE NOTES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND HUANG RIVER INVESTMENT LIMITED, DATED SEPTEMBER 4, 2019 (THE “SUBSCRIPTION AGREEMENT”). ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF

THESE RESTRICTIONS OR ANY OTHER RESTRICTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT SHALL BE VOID.

ARTICLE III

CONDITIONS TO CLOSING

Section 3.01 Conditions to Obligations of Both Parties.

(a)      No United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury) (each, a “Governmental Authority”) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, injunction, order or decree (in each case, whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by the Transaction Agreements.

(b)      No action, suit, proceeding or investigation shall have been instituted or threatened by a Governmental Authority or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by the Transaction Agreements.

Section 3.02 Conditions to Obligations of Purchaser. The obligations of the Purchaser to subscribe for, purchase and pay for the Convertible Notes as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions (except that the conditions set out in Section 3.02 (h) shall be satisfied at least three (3) Business Days before the Closing Date, subject to Section 2.02), any of which may be waived in writing by the Purchaser in its sole discretion:

(a)      The Fundamental Warranties shall have been true and correct in all respects on the date of this Agreement and true and accurate on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specific date, in which case on and as of such specified date). Other representations and warranties of the Company contained in Section 4.01 of this Agreement shall have been true and correct on the date of this Agreement, and true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date).

(b)      The Company shall have performed and complied with all, and not be in breach or default in under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date in all material aspects.

(c)      There shall have been no Material Adverse Effect with respect to the Company.

(d)      All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Convertible Notes and the Company’s execution, delivery and performance of this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby shall have been completed.

(e)      The Purchaser shall have received an opinion, dated the Closing Date, of Maples and Calder (Hong Kong) LLP, Cayman counsel to the Company, in form and substance to the satisfaction of the Purchaser.

(f)       No stop order or suspension of trading shall have been imposed by The New York Stock Exchange, the SEC or any other Governmental Authority with respect to the public trading of the ADSs.

(g)      The Company shall have duly executed and delivered or shall have caused to be duly executed and delivered each Transaction Agreement to which it is a party to the Purchaser at or prior to Closing.

(h)      The Company shall have entered into a definitive agreement (the “Bin Li Subscription Agreement”) with Mr. Bin Li and/or his holding entity relating to the subscription by Mr. Bin Li of certain convertible notes of the Company on substantially the same terms as the Convertible Notes on the date of this Agreement, with the completion date of such subscription expected to be before September 30, 2019; and the Bin Li Subscription Agreement shall have been in full force and effect and not terminated by any parties thereto.

(i)       All consents required to be obtained by the Company in connection with the issuance and sale of the Convertible Notes and the Company’s execution, delivery and performance of this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby shall have been obtained.

(j)       The Purchaser shall have received a certificate signed by a director of the Company confirming the satisfaction of Sections 3.02 (a) to (i) above.

Section 3.03 Conditions to Obligations of the Company. The obligation of the Company to issue and sell the Convertible Notes to the Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(a) The representations and warranties of the Purchaser contained in Section 4.02 of this Agreement shall have been true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, true and correct in all respects) on the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date; provided that each representation and warranty of the Purchaser contained in Sections 4.02(a) to 4.02(c) of this Agreement shall have been true and correct in all respects on the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

(b)      The Purchaser shall have performed and complied with all, and not be in breach or default under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(c)      The Purchaser shall have duly executed and delivered each Transaction Agreement to which it is a party to the Company at or prior to Closing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date that, except as set forth in the Company SEC Documents:

(a)      Due Formation. The Company is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of the Company and the Company’s Subsidiaries is duly formed, validly existing and in good standing in the jurisdiction of its organization. Each of the Company and the Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted.

(b)      Authority; Valid Agreement. The Company has all requisite legal power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party and each other agreement, certificate, document and instrument to be executed by the Company pursuant to this Agreement and each other Transaction Agreement. The execution, delivery and performance by the Company of this Agreement and each other Transaction Agreement to which it is a party and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and each other Transaction Agreements to which it is a party will be duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, constitutes (or, when executed and delivered in accordance herewith will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar law affecting creditors’ rights and remedies generally (the “Bankruptcy and Equity Exception”). Without limiting the generality of the foregoing, as of Closing, no approval by the shareholders of the Company is required in connection with this Agreement or other Transaction Agreements, the performance by the Company of its obligations hereunder or thereunder, or the consummation by the Company of the transactions contemplated hereby or thereby, except for those that have been obtained, waived or exempted at or prior to Closing.

(c)      Convertible Notes. Each of 2020 Convertible Note and 2022 Convertible Note, when issued and delivered by the Company, will constitute direct, unconditional, unsecured and unsubordinated obligations of the Company and will at all times rank pari passu with all other present and future unconditional and unsubordinated obligations of the Company (other than those preferred by Applicable Law that are mandatory and of general application).

(d)      Conversion Shares. The Conversion Shares have been duly and validly authorized for issuance by the Company and, when issued and delivered by the Company to the Purchaser in accordance with the terms of each of the 2020 Convertible Note and 2022 Convertible Note will be (i) duly and validly issued, fully paid and non-assessable, and rank pari passu with, and carry the same rights in all aspects as, the other Class A Shares then in issue, (ii) entitled to all dividends and other distributions declared, paid or made thereon, and (iii) free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or as disclosed in the Company SEC Documents or created by virtue of the transactions under this Agreement (collectively, the “Encumbrances”). Upon entry of the Purchaser into the register of members of the Company as the legal owner of the Conversion Shares, the Company will transfer to the Purchaser good and valid title to the Conversion Shares, free and clear of any Encumbrances.

(e)      Non-contravention. None of the execution and the delivery of this Agreement and other Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any provision of the organizational documents of the Company, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of any Encumbrances under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company’s or any of its Subsidiaries’ assets are subject, except, in the case of (ii) and (iii) above, for such conflicts, breach, defaults, rights or violations, which would not reasonably be expected to result in a Material Adverse Effect. There is no action, suit or proceeding, pending or, to the knowledge of the Company, threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

(f)       Consents and Approvals. None of the execution and delivery by the Company of this Agreement or any Transaction Agreement, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, nor the performance by the Company of this Agreement or other Transaction Agreements in accordance with their respective terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date and except for any filing or notification required to made with the SEC or the New York Stock Exchange regarding the issuance of the Convertible Notes or the Conversion Shares.

(g)      Compliance with Laws. The business of the Company and its Subsidiaries is not being conducted, and has not been conducted at any time during the three years prior to the date hereof, in violation of any applicable law (including, without limitation, the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, the PRC anti-bribery laws, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency, in each case as supplemented, amended, re-enacted or replaced from time to time) or government order applicable to the Company in any material respect. Except as disclosed in the Company SEC Documents, the Company and each of its Subsidiaries have all permits, licenses, authorizations, consents, orders and approvals in material respects (collectively, “Permits”) that are required in order to carry on their business as presently conducted. Except as disclosed in the Company SEC Documents, all such Permits are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened. The Company has complied with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange in all material respects. The Company and its Subsidiaries have taken no action designed to, or reasonably likely to have the effect of, delisting the ADSs from the New York Stock Exchange. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the ADSs on the New York Stock Exchange and the Company has not received any notification that the SEC or the New York Stock Exchange is contemplating suspending or terminating such listing (or the applicable registration under the Exchange Act related thereto).

(h)     Information. All information which has been provided by or on behalf of the Company or its authorized representatives to the Purchaser, its advisers or agents in the course of the due diligence conducted by the Purchaser and the negotiation leading to this Agreement and the other Transaction Agreements is true, complete and accurate.

(i)      Capitalization.

(i) The authorized share capital of the Company consists of 4,000,000,000 Ordinary Shares, of which 832,665,477 Class A Shares (including 120,264,378 Class A Shares that have been reserved under the 2015 Stock Incentive Plan, 2016 Stock Incentive Plan, 2017 Stock Incentive Plan and 2018 Share Incentive Plan of the Company as disclosed in the Company SEC Documents (altogether, the “ESOP”)), 132,030,222 Class B Shares and 148,500,000 Class C Shares are issued and outstanding as of the date hereof. All of the Company’s issued and outstanding Ordinary Shares are fully paid and non-assessable. As of the date of this Agreement, 8,201,639 Class A Shares have been authorized and reserved and available for issuance pursuant to the ESOP. Except as disclosed in the Company SEC Documents, the Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have been granted the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. All issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable, are free of preemptive rights, were issued in compliance with applicable U.S. and other applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal, or similar right and the ADSs have been duly listed and admitted and authorized for trading on the New York Stock Exchange.

(ii)    Except as set forth above in this Section 4.01(i), there are no outstanding (A) shares of capital stock or voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) preemptive or other outstanding rights, options, warrants, conversion rights, “phantom” stock rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(iii)   Except as disclosed in the Company SEC Documents, to the knowledge of the Company, there are no registration rights, rights of first offer, rights of first refusal, tag-along rights with respect to the securities of the Company or any Subsidiary of the Company that have been granted to any Person.

(iv)   All outstanding shares of capital stock or other securities or ownership interests of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and all such shares or other securities or ownership interests in any Subsidiary of the Company (except for any Subsidiary which is a variable interest entity over which the Company or any of its Subsidiaries effects control pursuant to the Control Contracts) are owned, directly or indirectly, by the Company free and clear of any Encumbrance.

(j)       SEC Matters. The Company has filed or furnished, as applicable, on a timely basis, all registration statements, proxy statements and other documents required to be filed or furnished by it with the SEC, including the Company SEC Documents. None of the Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or in each case, if amended prior to the date hereof, as of the date of the last such amendment: (A) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder applicable to the Company SEC Documents (as the case may be) and (B) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)      Financial Statements.

(i)     The financial statements (including any related notes) contained in the Company SEC Documents: (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except (a) as may be otherwise specifically provided in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed to summary statements) and (C) fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby (other than as may have corrected or clarified in a subsequent Company SEC Document), in each case except as disclosed therein and as permitted under the Exchange Act.

(ii)    Neither the Company nor any of its Subsidiaries is a party to, nor has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, agreement, arrangement or undertaking (including any contract, agreement, arrangement or undertaking relating to any transaction or relationship between or among one or more of the Company and/or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such contract, agreement, arrangement or undertaking is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

(iii)   PricewaterhouseCoopers Zhong Tian LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

(l) Internal Control and Procedures. The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, including policies and procedures that (A) mandate the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of management and the board of directors of the Company and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company. Save as disclosed in the Company SEC Documents, there are no material weaknesses or significant deficiencies in the Company’s internal controls. The Company’s auditors and the audit committee of the board of directors of the Company have not been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2014, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except for the implementation of certain measures to address the material weakness in the Company’s internal control over financial reporting that has been disclosed in the Company SEC Documents.

(m)    No Undisclosed Liabilities. There are no liabilities of the Company or any Subsidiary of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than: (i) liabilities reflected on, reserved against, or disclosed in the Company’s unaudited consolidated balance sheet as of December 31, 2018, (ii) liabilities incurred since December 31, 2018 in the ordinary course of business consistent with past practices, (iii) any other undisclosed liabilities that are not material to the Company and its Subsidiaries on a consolidated basis, and (iv) any liabilities incurred as a result of the Company’s performing the transactions contemplated by any Transaction Agreement. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the Company SEC Documents nor any obligations to enter into any such arrangements.

(n)     Investment Company. The Company is not and, after giving effect to the offering and sale of the Convertible Notes, the consummation of the offering and the application of the proceeds hereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(o)     No Registration.          Assuming the accuracy of the representations and warranties set forth in Section 4.02 of this Agreement, it is not necessary in connection with the issuance and sale of each of the 2020 Convertible Note and the 2022 Convertible Note (and, when issued, the Conversion Shares) to register each of the 2020 Convertible Note and the 2022 Convertible Note (and, when issued, the Conversion Shares) under the Securities Act or to qualify or register them under applicable U.S. state securities laws. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its Affiliates or any person acting on its behalf with respect to any Convertible Notes; and none of such Persons has taken any actions that would result in the sale of any of the Convertible Notes to the Purchaser under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

(p)     Brokers. The Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Convertible Notes, and the Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Convertible Notes.

(q) Absence of Changes. Since December 31, 2018, the Company and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been

(i)    any declaration, setting aside or payment of any dividend or other distribution with respect to any securities of the Company or any of its Subsidiaries (except for dividends or other distributions by any Subsidiary to the Company or to any of the Company’s wholly owned Subsidiaries);

(ii)   any issuances or sales of shares of capital stock or other securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries or any redemption, share splits, reclassifications, share dividends, share combinations or other recapitalizations of any such securities other than pursuant to any Employee Benefit Plan effective as at the date of this Agreement;

(iii)  any amendment to the constitutional documents of the Company;

(iv)  any redemption or repurchase of any equity securities of the Company; or

(v)   any entry into any contract, agreement, instrument or other document in respect of any of the foregoing.

(r) Contracts. The Company has filed as exhibits to the Company SEC Documents all contracts, agreements and instruments (including all amendments thereto) to which the Company or any of its Subsidiaries is a party or by which it is bound and which is material to the business of the Company and its Subsidiaries, taken as a whole, and are required to be filed as an exhibit to the Company SEC Documents pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K promulgated by the SEC(the “Material Contracts”). Each Material Contract is in full force and effect and, to the knowledge of the Company, enforceable against the counterparties of the Company or the Subsidiaries party thereto, except for the contracts and agreements that have already expired pursuant to the terms therein (which for the avoidance of doubt excludes those contracts or agreements that had been terminated by the other party thereto for cause). The Company and its Subsidiaries and, to the knowledge of the Company, each other party thereto, are not in default under, or in breach or violation of, any Material Contract, in all material respects. To the Company’s knowledge, no event, fact or circumstance has occurred that will have or is reasonably expected to have a material adverse impact on the renewal or extension of any Material Contract.

(s) Litigation. Except as disclosed in the Company SEC Documents and to the knowledge of the Company, any officer and director of the Company or any of its Subsidiaries in their capacities as such, there are no pending or threatened material actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings before or by any Governmental Authority or by any other person against the Company or any of its

Subsidiaries or any proceedings that seek to restrain or enjoin the consummation of the transactions under the Transaction Agreements.

(t)       Ownership of Assets. The Company and its Subsidiaries have good and marketable title to, or in the case of leased property and assets, have valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected on the Company’s consolidated unaudited balance sheet as of December 31, 2018 or acquired thereafter, except for properties and assets sold since such date in the ordinary course of business consistent with past practices and except where the failure to have such good and marketable title or valid leasehold interests would not have a Material Adverse Effect.

(u) Intellectual Property.                   All registered or unregistered, (i)  patents, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations and interferences thereof); (ii) trademarks, service marks, trade dress, trade names, taglines, brand names, logos and corporate names and all goodwill related thereto; (iii) copyrights, mask works and designs; (iv) trade secrets, know-how, inventions, processes, procedures, databases, confidential business information and other proprietary information and rights; (v) computer software programs, including all source code, object code, specifications, designs and documentation related thereto; and (vi) domain names, Internet addresses and other computer identifiers, in each case that is material to the business of the Company or any of its Subsidiaries as currently being conducted (the “Intellectual Property”) is either (a) owned by the Company or one or more of its Subsidiaries or (b) is used by the Company or one or more of its Subsidiaries pursuant to a valid license. To the knowledge of the Company, there are no material infringements or other material violations of any Intellectual Property owned by the Company or any of its Subsidiaries by any third party. The Company and its Subsidiaries have taken all necessary actions to maintain and protect each item of Intellectual Property. The conduct of the business of the Company and its Subsidiaries does not infringe or otherwise violate any intellectual property or other proprietary rights of any other person in material respects, and there is no action pending or, to the knowledge of the Company, threatened alleging any such infringement or violation or challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v)      Employment Matters.

(i) Neither the Company nor any of its Significant Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its Significant Subsidiaries. There are no unfair labor practice complaints pending, or to the knowledge of the Company, threatened, against the Company or any of its Significant Subsidiaries before any Governmental Authority. Each of the Company and its Subsidiaries complies with all Applicable Laws relating to employment and employment practices (including without limitation, terms and conditions of employment, termination of employment, mandatory severance benefits, pension programs, social insurance programs, employee health and safety, equal employment, employment of veterans and the handicapped, and prohibition of discrimination) in all material aspects. There is no material claim with respect to payment of wages, salary, overtime pay, withholding individual income taxes, social security fund or housing fund that has been asserted and is now pending or, to the knowledge of the Company, threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any of its Significant Subsidiaries.

(ii) Each Employee Benefit Plan is in compliance in all material respects with its terms and the requirements of all Applicable Laws. All employer and employee contributions to each Employee Benefit Plan required by the terms of such Employee Benefit Plan or by the Applicable Laws have been made, or, if applicable, accrued in accordance with normal accounting practices and in compliance in all material respects with its terms and the requirements of all Applicable Laws. Each Employee Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Authorities.

(w)    Tax Status. Except as disclosed in the Company SEC Documents, the Company and each of its Subsidiaries (i) has made or filed in the appropriate jurisdictions all material foreign, federal and state income and all other tax returns required to be filed or maintained in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto) (each a “Tax”), including all amended returns required as a result of examination adjustments made by any Governmental Authority responsible for the imposition of any Tax (collectively, the “Returns”), and such Returns are true, correct and complete in all material respects, and (ii) has paid all material Taxes and other governmental assessments and charges shown or determined to be due on such Returns, except those being contested or will be contested in good faith. Except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries has received notice regarding unpaid foreign, federal and state income in any amount or any Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any reasonable basis for such claim. No Returns filed by or on behalf of the Company or any of its Subsidiaries with respect to material Taxes are currently being audited, and neither the Company nor any of its Subsidiaries has received notice of any such audit.

(x)     Tax Election. No Tax elections under the income tax laws of the United States have been made with respect to the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries is, or is at risk of being or becoming, classified as a “passive foreign investment company” or a “controlled foreign corporation” for United States federal income tax purposes.

(y)     Solvency. Both before and after giving effect to the transactions contemplated by this Agreement and other Transaction Agreements, each of the Company and its Subsidiaries (i) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its recourse debts as they mature or become due) and (ii) will have adequate capital and liquidity with which to engage in the their businesses as currently conducted and as described in the Company SEC Documents.

(z)    Transactions with Affiliates and Employees. All related party transactions required to be disclosed under applicable rules of the New York Stock Exchange or the applicable securities law have been accurately described in the Company SEC Documents in all material respects. Any such related party transaction was entered into on terms and conditions no less favorable to the Company or its applicable Subsidiary than those applicable in comparable transactions between independent parties acting at arm’s length.

(aa) Variable Interest Entities. The Company controls its variable interest entities, Beijing Wo Mai Wo Pai Auction Co., Ltd. and Beijing Secoo Trading Limited, through a series of contractual arrangements (“Control Contracts”), and there is no enforceable agreement or understanding to rescind, amend or change the nature of such captive structure or the terms of the Control Contracts.

(bb) Environment. Each of the Company and its Subsidiaries (i) has at all times complied and are presently in compliance with all applicable Environmental Laws in all material respects; (ii) has not received any notice, demand, claim, letter or request for information, relating to any alleged violation of Environmental Law, or otherwise identifies an environmental concern, health and safety concern or any other concern relating to the security and protection of people, property, flora and fauna relating thereto; (iii) possesses all approvals, consents or authorizations required under Environmental Laws for its business as presently conducted and there are no circumstances that could reasonably be expected to result in any such approvals, consents or authorizations being revoked, terminated, revised, amended or not renewed in the ordinary course of its business. There has been no incident of any occupational disease incurred by any employees of the Company or any of its Subsidiaries due to harmful factors present in their working environment or the nature of their work, and there are no other circumstances or conditions. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(cc) NDRC. The Company (through a PRC Subsidiary) obtained an enterprise foreign debt registration certificate dated January 21, 2019 with a validity period of one year (the “Registration Certificate”) from the National Development and Reform Commission (“NDRC”). Such registration has not been withdrawn and is not subject to any condition which has not been fulfilled or performed, except for the filing by such PRC Subsidiary with NDRC of the requisite information and documents in relation to the issue and sale of the 2022 Convertible Note within ten (10) business days in the PRC after the date of issuance of the 2022 Convertible Note in accordance with the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations (国家发展改革委关于推进企业发行外债备案登记制管理改革的通知(发改外资[2015]2044 号)) (the “NDRC Circular”).

(dd) Use of Proceeds. The application of the net proceeds from the issue and sale of the Convertible Notes will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its Subsidiaries, (ii) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Subsidiaries, or (iii) contravene or violate the terms or provisions of any order or decree of any government entity having jurisdiction over the Company or any Subsidiary.

(ee) Sanctions.

(i)   None of the Company, any of its Subsidiaries, or any director or officer thereof, or, to the Company's knowledge, any agent, affiliate, employee or other representative of the Company or any of its Subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), the U.S. Department of State, the United Nations Security Council ("UNSC"), the European Union ("EU") (including under Council Regulation (EC) No. 194/2008), Her Majesty's Treasury ("HMT"), the State Secretariat for Economic Affairs, or other relevant sanctions authority (collectively, "Sanctions"), or engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable executive order, or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)  The Company will not, directly or indirectly, use the proceeds of the offering received by the Company, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ff) No Stamp Duty. Except as disclosed in the Company SEC Documents, no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Purchasers, the Company or any of its Subsidiaries in the Cayman Islands, the PRC, any other jurisdiction in which the Company is organized, incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes, any jurisdiction from or through which a payment is made by or on behalf of the Company or any political subdivision thereof or therein having the authority to tax, in connection with (i) the execution, delivery or consummation of, or consummation of the transactions contemplated by, this Agreement, the 2020 Convertible Note or the 2022 Convertible Note, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the Underlying ADSs to be issued upon conversion of the Conversion Shares, (iii) the deposit with the Depositary of the Ordinary Shares represented by the Underlying ADSs by the Company against the issuance of ADRs evidencing the Underlying ADSs, (iv) the issuance and delivery of the Underlying ADSs, when issued by the Company upon conversion of the Conversion Shares, (v) the issuance, sale and delivery of the Conversion Shares to or for the accounts of the Purchaser, or (vi) the resale and delivery of the Conversion Shares by the Purchaser in the manner contemplated herein.

(gg) Labor disputes. No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in the Company SEC Documents, or, to the knowledge of the Company, is imminent; and, to the Company’s knowledge, there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(hh) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except in each case as described in the Company SEC Documents.

(ii) No Side Agreement. None of the Company nor any of its Subsidiaries has entered into any side agreement, side letter or any other agreements or documents or consummated any transactions referred to in Section 5.03(a) of which true and accurate copies of such agreements or documents, or materials related to such transactions have not been provided to the Purchaser.

(jj) Registrable Securities. The Company acknowledges that the Conversion Shares shall be considered “Registrable Securities” under the Shareholders’ Agreement and that the Purchaser shall be entitled to the registration rights set forth in and in accordance with the Shareholders’ Agreement.

Section 4.02 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of Closing, as follows:

(a)      Due Formation. The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization. The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b)      Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and other Transaction Agreements to which it is to become a party and each other agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and each other Transaction Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser of this Agreement and each other Transaction Agreement to which it is or is to become a party and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c)     Valid Agreement. This Agreement has been, and each other Transaction Agreement to which it is to become a party will be, duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes (or, when executed and delivered in accordance herewith will constitute), the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception and except as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)     Non-contravention. None of the execution and the delivery of this Agreement or any other Transaction Agreement, nor the consummation of the transactions contemplated hereby or thereby, by the Purchaser will violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject.

(e)     Consents and Approvals. None of the execution and delivery by the Purchaser of this Agreement and the Transaction Agreements to which the Purchaser is to become a Party, nor the consummation by the Purchaser of any of the transactions contemplated hereby or thereby, nor the performance by the Purchaser of this Agreements or any such Transaction Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given at or prior to Closing.

(f)     Status and Investment Intent.

(i)   Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the relevant Convertible Notes. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii)   Purchase Entirely for Own Account. The Purchaser is acquiring the Convertible Notes pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof in a manner that would violate the registration requirements of the Securities Act.

(iii)   Restricted Securities. The Purchaser acknowledges that the Convertible Notes are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges that, absent an effective registration under the Securities Act, the Securities may only be offered, sold or otherwise transferred (x) to the Company, (y) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (z) pursuant to an exemption from registration under the Securities Act.

(iv) Not a U.S. Person. The Purchaser is either (i) not a “U.S. person” as defined in Rule 902 of Regulation S, or (ii) an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act.

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business of the Company. From the date hereof until the Closing Date,

(a)    the Company shall, and the Company shall cause each of its Subsidiaries to (i) conduct its business and operations in the ordinary course of business consistent with past practice, and (ii) not take any action, or omit to take any action, that would reasonably be expected to make any of its representations and warranties in this Agreement untrue such that the Condition set out in Section 3.02(a) would not be satisfied at the Closing Date;

(b)    the Company shall (i) take all actions necessary to continue the listing and trading of its ADSs on the New York Stock Exchange and shall comply with the Company’s reporting, filing and other obligations under the rules of the New York Stock Exchange, and (ii) file with the New York Stock Exchange a supplemental listing application in respect of the Conversion Shares, when issued and delivered in the manner contemplated by the applicable Convertible Notes; and

(c)    the Company shall promptly notify the Purchaser of any event, condition or circumstance occurring prior to the Closing Date that would constitute a breach of any terms and conditions contained in this Agreement.

Section 5.02 FPI Status. Without limiting the generality of the foregoing, the Company shall promptly after the date hereof and reasonably prior to Closing take all necessary or desirable actions required to duly and validly rely on the exemption for foreign private issuers from applicable rules and regulations of the New York Stock Exchange with respect to corporate governance to rely on “home country practice” in connection with the transactions contemplated hereunder (including an exemption from any New York Stock Exchange rules that would otherwise require seeking shareholder approval in respect of such transactions), including without limitation, to the extent necessary, making disclosures, notices and filings to or with the SEC and New York Stock Exchange and obtaining an adequate opinion of counsel in respect of the home country practice exemption. The Company will use commercially reasonable efforts to continue the listing and trading of its ADSs on New York Stock Exchange and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

Section 5.03 Other Transactions.

(a)    Subject to Section 5.03(b), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 7.14 hereof or one (1) year after the Closing Date (such period, the “MFN Period”), the Company agrees not, without the consent of the Purchaser, to initiate, solicit, encourage or engage in any discussion or negotiation of any type with, provide any information to, accept any proposal from, or enter into any letter of intent, purchase contract or any other similar agreement, or consummate any transaction, with any Persons other than the Purchaser with respect to the issuance, sale, grant, transfer, purchase or other acquisition by any such Person of any Company Securities other than pursuant to the Employee Benefit Plan effective as at the date of this Agreement, except that the relevant transaction with respect to the issuance, sale, grant, transfer, purchase or other acquisition by any such Person of any Company Securities contains terms and conditions with respect to the subscription or purchase of securities of the Company, or has the effect of establishing any investor or shareholder rights or benefits to such Person, that are in each case not more favorable than the comparable terms and conditions or rights or benefits of the Purchaser under this Agreement or the other Transaction Agreements. During the MFN Period, the Company undertakes not to, and cause all of its Subsidiaries not to, enter into any agreement, side letter or any other agreements or documents or consummated any transactions referred to in this Section 5.03(a) of which true and accurate copies of such agreements or documents, or materials relating to such transactions shall have not been provided to the Purchaser.

(b)    The Company undertakes to use its best endeavors to complete a transaction or a series of transactions during the MFN Period relating to the issuance and subscription of any notes convertible into equity securities of the Company, or any other debt securities of the Company on private placement basis or that are capable of being quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, and the Company agrees that, notwithstanding Section 5.03(a), (i) the tenor of such securities, if applicable, may be less than one year, but in no event shall the tenor be less than 360 days, if such transaction or transactions are completed at or within 30 days after the Closing Date, and (ii) more than 50% of the aggregate principal amount of such securities shall have a tenor of not less than 3 years, if applicable, if such transaction or transactions are completed during the MFN Period but more than 30 days after the Closing Date.

Section 5.04 Further Assurances. From the date of this Agreement until Closing, the Parties shall each use their respective reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby and by the Transaction Agreements.

Section 5.05 No Contract. Without limiting the generality of the foregoing, the Company agrees that from the date hereof until the Closing Date, it shall not make (or otherwise enter into any contract with respect to) (x) any material change in any method of accounting or accounting practice by the Company or any of its Subsidiaries; (y) any declaration, setting aside or payment of any dividend or other distribution with respect to any securities of the Company or any of its Subsidiaries (except for dividends or other distributions by any Subsidiary to the Company or to any of the Company’s

Subsidiaries) or (z) any redemption, repurchase or other acquisition of any share capital of the Company or any of its Subsidiaries, except in each case for the avoidance of doubt as contemplated by the Transaction Agreements.

Section 5.06 Reservation of Shares. The Company shall ensure that it has sufficient number of duly authorized Ordinary Shares to comply with its obligations to issue the Conversion Shares pursuant to the terms of each of the 2020 Convertible Note and the 2022 Convertible Note.

Section 5.07 No Integrated Offering. The Company shall not, and shall cause its Affiliates and any Person acting on its or their behalf not to, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of the issuance of any of the Convertible Notes (and, when issued, the Conversion Shares) under the Securities Act whether through integration with prior offerings or otherwise.

Section 5.08 Use of Proceeds. The Company undertakes to reserve and dedicate the proceeds from the issue and sale of the Convertible Notes solely for capital expenditure and/or other working capital purpose in connection with the Company’s daily operations, and/or any other purposes as approved by the Purchaser from time to time.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification. From and after the Closing Date and subject to Section 6.04, the Company (the “Indemnifying Party”), shall indemnify and hold the Purchaser, its Affiliates and their respective directors, officers, agents, successors and assigns (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities, including but not limited to any investigative, legal and other expenses incurred and any Taxes or levies that may be payable by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) by any Indemnified Party as a result of or arising out of: (i) breach of any representation or warranty of the Indemnifying Party contained in the Transaction Agreements; (ii) violation or nonperformance, partial or total, of any covenant or agreement of the Indemnifying Party contained in the Transaction Agreements; or (iii) any failure of the Indemnifying Party to comply with Applicable Laws in relation to Taxes to the extent required in connection with the transactions contemplated by this Agreement or any other Transaction Agreement and/or any conversion of the Convertible Notes. In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

Section 6.02 Third Party Claims.

(a)     If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this ARTICLE VI, then the Indemnified Party shall promptly following receipt of notice of such claim (i) notify the Indemnifying Party thereof in writing and (ii) transmit to the Indemnifying Party a written notice (“Claim

Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement. Notwithstanding the foregoing, no failure or delay in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure or delay.

(b)     Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by, within 30 days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceeding; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if (i) the Third Party Claim relates to or arises in connection with any criminal action, (ii) the Third Party Claim seeks an injunction or equitable relief against any Indemnified Party (other than immaterial equitable relief in connection with an award of monetary damages) or (iii) the Indemnifying Party has not acknowledged that such Third Party Claim is subject to indemnification pursuant to this ARTICLE VI. If the Indemnifying Party assumes the defense of a Third Party Claim pursuant to this Section 6.02(b), the Indemnifying Party shall conduct such defense in good faith.

(c)     If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate reasonably with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including in connection with the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 6.02(b).

(d)     In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within the 30 days of the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 6.03  Other Claims. In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided, that no failure or delay in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure or delay.

Section 6.04  Limitation on the Company’s Liability. Absent fraud, intentional misrepresentation or willful breach on the part of the Company:

(a)     the Indemnifying Party shall have no liability to the Indemnified Parties with respect to any breach of any representation or warranty (other than Fundamental Warranties) made by the Company in this Agreement unless the aggregate amount of the Losses suffered or incurred by such Indemnified Parties thereunder exceeds US$1 million, in which case the Indemnifying Party shall be liable to such Indemnified Parties for the full amount of their Losses from dollar one pursuant to Section 6.01;

(b)     the maximum aggregate liabilities of the Indemnifying Party in respect of Losses suffered by the Indemnified Parties with respect to any breach of any representation or warranty (other than Fundamental Warranties) made by the Company in this Agreement shall not in any event be greater than the Purchase Price; and

(c)     notwithstanding any other provision contained herein, from and after the Closing, the right to indemnity pursuant to ARTICLE VI shall be the sole and exclusive remedy of any of the Indemnified Party for any claims against the Company arising out of or resulting from this Agreement; provided that the Purchaser shall also be entitled to specific performance or other equitable remedies in any court of competent jurisdiction pursuant to Section 7.13 hereof.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Survival of the Representations and Warranties.

(a)     The Fundamental Warranties shall survive indefinitely or until the latest date permitted by law and the representations contained in Section 4.01(w) shall survive until the expiration of the applicable statute of limitations. All other representations and warranties of the Company contained in this Agreement shall survive Closing until eighteen (18) months after the Closing Date.

(b)     Notwithstanding anything to the contrary in the foregoing clauses, (i) any breach of representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought in accordance with this Agreement prior to such time and (ii) any breach of representation or warranty in respect of which indemnity may be sought that was caused as a result of fraud or intentional misrepresentation shall survive until the latest date permitted by law.

Section 7.02 Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of Hong Kong. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force at the time of commencement of the arbitration. There shall be three arbitrators. The Company shall have the right to appoint one arbitrator, the Purchaser shall have the right to appoint the second arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

Section 7.03 No Third Party Beneficiaries. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) to enforce any term of this Agreement.

Section 7.04 Acknowledgement. The Purchaser acknowledges that it understands that the Company, in issuing the Convertible Notes to the Purchaser pursuant to this Agreement, is relying upon the exemption from registration provided by Regulation S under the Securities Act.

Section 7.05 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 7.06 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns and legal representatives.

Section 7.07 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the any Party without the express written consent of the other Parties. Any purported assignment in violation of the foregoing sentence shall be null and void. Notwithstanding the foregoing, the Purchaser may assign its rights hereunder to any of its Affiliates, provided, that no such assignment shall relieve the Purchaser of its obligations hereunder.

Section 7.08 Notices.      All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) in writing and served by personal delivery upon the party for whom it is intended; or (b) if delivered by certified mail, registered mail or courier service, return-receipt received to the party at the address set forth below:

If to Company, at:           NIO Inc.

Address: Building 20, No. 56 AnTuo Road, Jiading

District, Shanghai, 201804, People’s Republic of

China

Attention: Fang Liu

Email: fang.liu@nio.com

With a copy to:               Skadden, Arps, Slate, Meagher & Flom

Address: 42/F, Edinburgh Tower, The Landmark, 15

Queen’s Road Central, Hong Kong, Hong Kong

Attention: Z. Julie Gao

Email: Julie.gao@skadden.com

If to Purchaser, at:          Huang River Investment Limited

Address: c/o Tencent Holdings Limited

Level 29, Three Pacific Place

1 Queen's Road East

Wanchai, Hong Kong

Attention: Compliance and Transactions Department

Email: legalnotice@tencent.com

With a copy to:               Tencent Binhai Towers, No.33 Haitian 2nd

Road, Nanshan District, Shenzhen, P.R.China

518054 Attention: Mergers and Acquisitions

Department Email: PD_Support@tencent.com

Latham & Watkins

Address: 18th Floor, One Exchange Square, 8

Connaught Place, Central, Hong Kong

Attention: Ji Liu

Email: ji.liu@lw.com

Any Party may change its address for purposes of this Section 7.08 by giving the other Parties hereto written notice of the new address in the manner set forth above. For the avoidance of doubt, only notice delivered to the address and person of the parties to this Agreement shall constitute effective notice to such party for the purposes of this Agreement.

Section 7.09 Entire Agreement.                   This Agreement and the other Transaction Agreements including the schedules and exhibits hereto and thereto constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby and thereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby and thereby are merged and superseded by this Agreement and the other Transaction Agreements.

Section 7.10 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 7.11 Fees and Expenses. The Company will reimburse the Purchaser all expenses incurred in connection with the negotiation, preparation and execution of this Agreement and other Transaction Agreements and the transactions contemplated hereby and thereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

Section 7.12  Confidentiality.

(a)     Each Party shall keep confidential any non-public material or information with respect to the business, technology, financial conditions, and other aspects of the other Parties which it is aware of, or have access to, in signing or performing this Agreement (including written or non-written information, hereinafter the “Confidential Information”). Confidential Information shall not include any information that is (a) previously known on a non-confidential basis by the receiving Party, (b) in the public domain through no fault of such receiving Party, its Affiliates or its or its Affiliates’ officers, directors or employees, (c) received from a party other than the Company or the Company’s representatives or agents, so long as such party was not, to the knowledge of the receiving party, subject to a duty of confidentiality to the Company or (d) developed independently by the receiving Party without reference to confidential information of the disclosing Party. No Party shall disclose such Confidential Information to any third Party. Either Party may use the Confidential Information only for the purpose of, and to the extent necessary for performing this Agreement; and shall not use such Confidential Information for any other purposes. The Parties hereby agree, for the purpose of this Section 7.12, that the existence and terms and conditions of this Agreement and schedule hereof shall be deemed as Confidential Information.

(b)     Notwithstanding any other provisions in this Section 7.12, if any Party believes in good faith that any announcement or notice must be prepared or published pursuant to applicable laws (including any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any Governmental Authority, such Party may, in accordance with its understanding of the applicable laws, make the required disclosure in the manner it deems in compliance with the requirements of applicable laws; provided, that, the Party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, provide the other Parties with prompt notice of such requirement and cooperate with the other Parties at such other Parties’ request and at the requesting Party’s cost, to enable such other Parties to seek an appropriate protection order or remedy. In addition, each Party may disclose, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, Confidential Information to the extent required under judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement or any Transaction Agreement; provided that, the Party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, at the other Parties’ request and at the requesting Party’s cost, cooperate with the other Parties to enable such other Parties to seek an appropriate protection order or remedy.

(c)     Each Party may disclose the Confidential Information only to its Affiliates and its and its Affiliates’ officers, directors, employees, agents and representatives on a need-to-know basis in the performance of the Transaction Agreements; provided that, such Party shall ensure such persons strictly abide by the confidentiality obligations hereunder.

(d)     Without the prior written consent of the Purchaser (regardless of whether or not the Purchaser is then a shareholder of the Company), the Company shall not, and shall cause its Affiliates not to, (i) use in advertising, publicity, announcements, or otherwise, the name of the Purchaser or any Affiliate of the Purchaser, either alone or in combination with any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by the Purchaser or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by the Company or any of its Affiliates has been approved or endorsed by the Purchaser or any of its Affiliates.

(e)     The confidentiality obligations of each Party hereunder shall survive the termination of this Agreement. Each Party shall continue to abide by the confidentiality clause hereof and perform the obligation of confidentiality it undertakes until the other Party approves release of that obligation or until a breach of the confidentiality clause hereof will no longer result in any prejudice to the other Party.

Section 7.13 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 7.14  Termination.

(a)      This Agreement shall automatically terminate as between the Company and the Purchaser upon the earliest to occur of:

(i)     the written consent of each of the Company and the Purchaser;

(ii)    the delivery of written notice to terminate by either the Company or the Purchaser if Closing shall not have occurred by three (3) months after the date of this Agreement; provided,  however, that such right to terminate this Agreement under this Section 7.14(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of Closing to occur on or prior to such date; or

(iii)   by the Company or the Purchaser in the event that any Governmental Authority shall have issued a judgment or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Agreements and such judgment or other action shall have become final and non-appealable.

(b)      Upon the termination of this Agreement, this Agreement will have no further force or effect, except for the provisions of Section 7.02,  Section 7.08 and Section 7.12 hereof, which shall survive any termination under this Section 7.14;  provided, that neither the Company nor the Purchaser shall be relieved or released from any liabilities or damages arising out of (i) fraud or (ii) any breach of this Agreement prior to such termination.

Section 7.15 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 7.16 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

Section 7.17 Public Disclosure. Without limiting any other provision of this Agreement, both the Purchaser and the Company shall consult and agree with each other on the terms and content of a joint press release with respect to the execution of this Agreement and any other Transaction Agreements and the transactions contemplated hereby and thereby and no press release shall be issued by any Party hereto without the prior written consent of the other Parties. Thereafter, neither the Company nor the Purchaser, nor any of their respective Affiliates, shall issue any press release or other public announcement or communication (to the extent not previously publicly disclosed or made in accordance with this Agreement or any other Transaction Agreements) with respect to the transactions contemplated hereby or thereby without the prior written consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent a party’s counsel deems such disclosure necessary or desirable in order to comply with any law or the regulations or policies of any securities exchange or other similar regulatory body (in which case the disclosing party shall give the other parties notice as promptly as is reasonably practicable of any required disclosure to the extent permitted by applicable law), shall limit such disclosure to the information such counsel advises is required to comply with such law or regulations, and if reasonably practicable, shall consult with the other party regarding such disclosure and give good faith consideration to any suggested changes to such disclosure from the other party. Notwithstanding anything to the contrary in this Section 7.17, the Purchaser and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not materially inconsistent with previous press releases, public disclosures or public statements made by the Company or the Purchaser and do not reveal material, non-public information regarding the other Parties or the transactions contemplated by this Agreement.

Section 7.18 Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

NIO INC.

By:/s/ Bin Li
Name: Bin Li
Title: Chairman and Chief Executive Officer

[Signatue Page to Convertible Notes Subscription Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

HUANG RIVER INVESTMENT LIMITED

By: /s/ Ma Huateng
Name: Ma Huateng
Title: Authorized Signatory

[Signatue Page to Convertible Notes Subscription Agreement]

Exhibit A

Form of 2020 Convertible Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS, AND (B) UNLESS IN COMPLIANCE WITH THE CONVERTIBLE NOTES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND HUANG RIVER INVESTMENT LIMITED, DATED SEPTEMBER 4, 2019 (THE “SUBSCRIPTION AGREEMENT”). ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS OR ANY OTHER RESTRICTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT SHALL BE VOID.

CONVERTIBLE SENIOR NOTE

US$50,000,000

September ____, 2019

Subject to the terms and conditions of this Convertible Senior Note due 2020 (the “Note”), for good and valuable consideration received, NIO Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), promises to pay to the order of Huang River Investment Limited, a company incorporated under the laws of the British Virgin Islands (such party and any other permitted transferee, the “Holder”), the principal amount of US$50,000,000, plus other amounts payable provided below, on [   ]1 (the “Maturity Date”), or such earlier date as may be otherwise provided herein, unless the outstanding principal is settled in accordance with Article 3 of the Note.

The Note is issued pursuant to, and in accordance with, the Convertible Notes Subscription Agreement, dated September 4, 2019 (the “Subscription Agreement”), between the Company and the Holder and is subject to the provisions thereof. Unless the context requires otherwise, capitalized terms used herein shall have the meaning set forth in Article 1 of this Note.

The following is a statement of the rights of the Holder of the Note and the terms and conditions to which the Note is subject, and to which the Holder hereof, by the acceptance of the Note, agrees:

1.         DEFINITIONS

“ADS” means an American Depositary Share, each of which represents one Class A Share as of the date of this Note.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that

1          NTD: The 360th day of the Issue Date .

1

none of the Company, nor any of its Subsidiaries shall be considered an Affiliate of the Purchaser. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means any day other than a Saturday, Sunday or another day on which commercial banks in the People’s Republic of China (the “PRC” or “China”, which for the purpose of this Agreement shall exclude Hong Kong SAR, Macau SAR and Taiwan), Hong Kong SAR or New York are required or authorized by law or executive order to be closed.

“Capital Stock” means for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Class A Shares” means Class A ordinary shares, par value US$0.00025 per share, in the share capital of the Company.

“Class B Shares” means the Class B ordinary shares, par value US$0.00025 per share, in the share capital of the Company.

“Class C Shares” means the Class C ordinary shares, par value US$0.00025 per share, in the share capital of the Company.

“Clause A Distribution” shall have the meaning ascribed to such term in Section 4.1(c).

“Clause B Distribution” shall have the meaning ascribed to such term in Section 4.1(c).

“Clause C Distribution” shall have the meaning ascribed to such term in Section 4.1(c).

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person or securities that represent a majority of the outstanding voting securities of such Person.

“Conversion Date” shall have the meaning ascribed to such term in Section 3.3. “Conversion Notice” shall have the meaning ascribed to such term in Section 3.3.

“Conversion Period” shall mean the period starting from (and including) the fifteenth (15th) Business Day immediately preceding the Maturity Date and prior to the close of business on the second Business Day immediately preceding the Maturity Date.

“Conversion Rate” shall have the meaning ascribed to such term in Section 3.2.

“Current Market Price” means, in respect of an ADS at a particular date, the volume-weighted average of the Last Reported Sale Prices for one ADS (carrying full entitlement to dividend) for the thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding such date, provided that if at any time during the said thirty (30) Trading Day period the ADSs shall have been quoted ex-dividend and during some other part of that period the ADSs shall have been quoted cum-dividend then:

(a)        if the ADSs (or the Class A Ordinary Shares) to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which the ADSs shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per ADS; or

(b)        if the ADSs (or the Class A Ordinary Shares) to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the ADSs shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount;

and provided further that if the ADSs on each of the said thirty (30) Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the ADSs or the Ordinary Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per ADS.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on this Note (including, without limitation, the Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Distributed Property” shall have the meaning ascribed to such term in Section 4.1(c). “EoD Notice” shall have the meaning ascribed to such term in Section 2.5(a)

“EoD Repurchase Price” shall have the meaning ascribed to such term in Section 2.5(a).

“Event of Default” shall have the meaning ascribed to such term in Section 2.4.

“Ex-Dividend Date” means the first date on which the Class A Shares, ADSs representing Class A Shares (or other applicable security), trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Class A Shares, ADSs representing Class A Shares (or other applicable security) on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiring Rights” means any rights, options or warrants to purchase Class A Shares or ADSs that expire on or prior to the Maturity Date.

“Fundamental Change” shall be deemed to have occurred if any of the following occurs after the Note is originally issued:

(a)        (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries (together with the Company, the “Company Group”), the employee benefit plans of the Company and its Subsidiaries and any of the Permitted Holders, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of (i) the Company’s Common Equity (including Common Equity held in the form of ADSs) representing more than 50% of the voting power of the Company’s Common Equity or (ii) more than 50% of the outstanding Class A Shares (including Class A Shares held in the form of ADSs); or (B) the Permitted Holders (together with any of their respective Affiliates) have become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Class A Shares (including Class A Shares held in the form of ADSs) representing, in the aggregate, more than 65% of the outstanding Class A Shares (including Class A Shares held in the form of ADSs);

(b)        the consummation of (A) any recapitalization, reclassification or change of the Class A Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Class A Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company, or any similar transaction, pursuant to which the Class A Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company Group, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than

50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-a-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)        the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)        the ADSs (or other Common Equity or ADSs in respect of the Common Equity underlying the Note) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); or

(e)        any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (a “change in law”) that results in (A) the Company Group (as in existence immediately subsequent to such change in law), taken as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such change in law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (B) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such change in law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter, provided, however, that a transaction or event described in clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the ADSs, excluding cash payments for any fractional Class A Shares and cash payments made in connection with dissenters’ appraisal rights, in connection with such transaction or event consists of shares of Common Equity or ADSs or depositary receipts in respect of Common Equity that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or event and as a result of such transaction or event, the Note becomes convertible into such consideration, excluding cash payments for any fractional Class A Shares and cash payments made in connection with dissenters’ appraisal rights.

“Fundamental Change Repurchase Date” shall have the meaning ascribed to such term in Section 5.2(a).

“Fundamental Change Repurchase Notice” shall have the meaning ascribed to such term in Section 5.2(b).

“Fundamental Change Repurchase Price” shall have the meaning ascribed to such term in Section 5.2(a).

“Fundamental Change Company Notice” shall have the meaning ascribed to such term in Section 5.2(d).

“GAAP” means the generally accepted accounting principles in the United States.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local, municipal or other political subdivision or other government, governmental, regulatory or administrative authority, agency, board, bureau, department, instrumentality or commission or any court, tribunal, judicial or arbitral body of competent jurisdiction or stock exchange.

“Holder” shall have the meaning ascribed to such term in the Preamble. “Issue Date” means September [  ], 2019.

“Last Reported Sale Price” of the Class A Shares on any date shall be calculated as (i) the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded divided by (ii) the applicable number of Class A Shares then represented by one ADS. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be (i) the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization divided by (ii) the applicable number of Class A Shares then represented by one ADS. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be (i) the average of the midpoint of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose divided by (ii) the applicable number of Class A Shares then represented by one ADS.

“Law” means any statute, law, ordinance, regulation, rule, code, order, judgment, writ, injunction, decree or requirement of law (including common law) enacted, issued, promulgated, enforced or entered by a Governmental Authority.

“Maturity Date” shall have the meaning ascribed to such term in the Preamble.

“Maturity Repurchase Price” shall have the meaning ascribed to such term in Section 5.1.

“Merger Event” shall have the meaning ascribed to such term in Section 4.3. “Note” shall have the meaning ascribed to such term in the Preamble.

“Officer” means, with respect to the Company, the Chairman, President, the Chief Executive Officer, the Secretary, any Executive or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate”, when used with respect to the Company, means a certificate that is delivered to the Holder and that is signed by the principal executive, financial or accounting officer of the Company who has been duly authorized to sign such certificate. To the extent applicable, each such certificate shall include (a) a statement that the person making such certificate is familiar with the requested action and the Note; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by the Note; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by the Note, if and to the extent required by the provisions of the Note.

“open of business” means 9:00 a.m. (New York City time).

“Ordinary Shares” means collectively the Class A Shares, the Class B Shares and the Class C Shares.

“Permitted Holders” means Mr. Bin Li and Tencent Holdings Limited, together with any other respective “person” or “group” subject to aggregation of ordinary share capital of the Company (including ordinary share capital held in the form of ADSs) with any of the aforementioned person and entity under Section 13(d) of the Exchange Act.

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Authority.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A Shares (directly or in the form of ADSs) (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Price” means the higher of (i) US$2.98 per Class A Share, subject to the same adjustment to the Conversion Rate pursuant to this Note and (ii) the Current Market Price, in each case on the date of announcement of the issuance referred to under the provisions in Section 4.1.

“Reference Property” and “unit of Reference Property” have the meanings ascribed thereto in Section 4.3.

“Relevant Securities” shall have the meaning ascribed to such term in Section 4.1(f).

“Repurchase Price” means any of the EoD Repurchase Price, the Fundamental Change Repurchase Price and the Maturity Repurchase Price, as applicable.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning ascribed to such term in Section 4.1(c).

“Subscription Agreement” shall have the meaning ascribed to such term in the Preamble.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint stock company, joint venture or other organization or entity, whether incorporated or unincorporated, which is Controlled by such Person and, for the avoidance of doubt, the Subsidiaries of any Person shall include any variable interest entity over which such Person or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with such Person in accordance with GAAP applicable to such Person.

“Successor Company” shall have the meaning ascribed to such term in Section 7.1(a).

“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Market or, if the ADSs (or such other security) are not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price with respect to the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

“Transaction Documents” means the Note, the Subscription Agreement, the Convertible Senior Notes due 2022 and each of the other agreements and documents entered into or delivered by the Company, the Holder or their respective Affiliates in connection with the transactions contemplated by the Subscription Agreement.

“Trigger Event” shall have the meaning ascribed to such term in Section 4.1(c). “U.S.” means United States.

“US$” or “$” means the United States dollar, the lawful currency of the United States of America.

“Valuation Period” shall have the meaning ascribed to such term in Section 4.1(c).

2.          INTEREST; PAYMENTS; DEFAULTS

2.1        Interest Rate. The principal amount outstanding under the Note shall not bear any interest, except for any interest on the Defaulted Amounts in accordance with Section 2.6.

2.2        Payment. All amounts payable on or in respect of the Note or the indebtedness evidenced hereby shall be paid to the Holder in U.S. dollars, in immediately available funds on the date that any principal (or interest, in accordance with Section 2.6) or any Repurchase Price is due and payable hereunder. The Company shall make such principal (or interest, in accordance with Section 2.6) or such payment of Repurchase

Price to the Holder by wire transfer of immediately available funds for the account of the Holder or any of its Affiliates as may be designated by the Holder in writing from time to time; provided that any change to such accounts shall be notified in writing to the Company at least two (2) Business Days prior to the relevant payment date. If any such payment date or the Maturity Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

2.3         Seniority. The Note ranks (a) senior in right of payment to any of the Company’s present and future indebtedness that is expressly subordinated in right of payment to the Note, (b) equal in right of payment to any of the Company’s present and future indebtedness and other liabilities of the Company that are not so subordinated, (c) junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and (d) structurally junior to all indebtedness incurred by the Company’s Subsidiaries and their other liabilities (including trade payables).

2.4         Events of Default. For purposes of the Note, an “Event of Default” shall be deemed to have occurred if any of the following events occurs, whatever the reason or cause for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)       Failure to Pay. The Company defaults in the payment of principal of the Note when due and payable on the Maturity Date or upon declaration of acceleration, or the Company defaults in the payment of any Repurchase Price upon any required repurchase, in each case in accordance with the terms hereof;

(b)       Breach of Conversion Obligation. The Company fails to comply with its obligation to convert all or a portion of the Note in accordance with Article 3 upon Holder’s exercise of its conversion rights and such failure continues for a period of five (5) Business Days;

(c)       Breach of Article 7. The Company fails to comply with its obligations under Article 7;

(d)       Breach of Other Obligations. The Company fails for sixty (60) days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in any Transaction Document to which the Company is a party;

(e)       Cross Default. Any default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$50 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (A) resulting in such indebtedness becoming or being declared due and payable or (B) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(f)        Adverse Judgment. A final judgment for the payment of US$50 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) is rendered against the Company or any Subsidiary of the Company, which judgment is not paid, bonded or otherwise discharged or stayed within sixty (60) days after the earlier of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced and (ii) the date on which all rights to appeal have been extinguished;

(g)       Trading Suspension. The ADSs (or other Common Equity or ADSs in respect of the Common Equity underlying the Note) have been suspended from trading on any of The New York Stock Exchange, The NASDAQ Global Select market or The NASDAQ Global Market (or any of their respective successors) for a period of ninety (90) consecutive trading days or for more than one hundred and eighty (180) trading days in any twelve (12)-month period;

(h)       Bankruptcy. The Company, any Significant Subsidiary or any other Subsidiaries which in the aggregate constitute a “significant subsidiary” as defined in rule 1-02(w) of Regulation S-X under the Exchange Act shall commence a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to the Company, such Significant Subsidiary or such other Subsidiaries or its or their debts under any bankruptcy, liquidation, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Significant Subsidiary or such other Subsidiaries or all or substantially all of its or their property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due; or

(i)        Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company, any Significant Subsidiary or any other Subsidiaries which in the aggregate constitute a “significant subsidiary” as defined in rule 1-02(w) of Regulation S-X under the Exchange Act seeking liquidation, winding-up, reorganization or other relief with respect to the Company, such Significant Subsidiary or such other Subsidiaries or its or their debts under any bankruptcy, liquidation, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Significant Subsidiary or such other Subsidiaries or all or substantially all of its or their property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days.

2.5         Consequences of Event of Default.

(a)       If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), then,

(i)          in each and every such case (other than an Event of Default specified in Section 2.4(h) or Section 2.4(i)), unless the principal of the Note shall have already become due and payable, the Holder may by notice in writing to the Company (the “EoD Notice”) to require the Company to repurchase for cash all of the Note or any portion thereof on the fifth (5th) Business Day after the date of the EoD Notice at a repurchase price (the “EoD Repurchase Price”) equal to (A) 100% of the principal amount thereof, plus (B) a premium equal to the aggregate interest that would have accrued on such principal amount over the period starting from (and including) the date of the Issue Date and ending on (and including) the date when the EoD Repurchase Price is made in full, if the Note were to bear interest at a rate of 2.0% per annum, accrued daily and computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month, and plus (C) all other amounts due and payable on or in respect of the Note (including any accrued and unpaid interest on the Defaulted Amounts pursuant to Section 2.6), if any; or

(ii)         if an Event of Default specified in Section 2.4(h) or Section 2.4(i) occurs and is continuing, the Company shall promptly repurchase for cash all of the Note at a repurchase price equal to the EoD Repurchase Price without any action on the part of the Holder.

(b)        Section 2.5(a), however, is subject to the conditions that if, at any time after the outstanding principal of the Note shall have been so declared due and payable, and before any arbitral award for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company has paid or deposited with the Holder a sum sufficient to pay the outstanding principal of and any other amounts due and payable on the Note that shall have become due otherwise than by acceleration (with interest on the Defaulted Amounts), and if (1) rescission would not conflict with any such arbitral award and (2) any and all existing Events of Default under the Note, other than the nonpayment of the principal of and any other amounts due and payable on the Note that shall have become due solely by such acceleration, shall have been cured or waived, then and in every such case the Holder, by written notice to the Company, may waive all Default or Events of Default with respect to the Note and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Note; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or any other amounts due and payable on, the Note or (ii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Note.

2.6         Defaulted Amounts. Any Defaulted Amounts shall accrue interest at a rate equal to three percent (3.0%) per annum accrued daily during the period from (and including) such relevant payment date and ending on (and including) the date on which such Defaulted Amounts and such interest thereon are fully paid, and such Defaulted Amounts together with such interest thereon pursuant to this Section 2.6 shall be paid by the Company to the Holder by wire transfer of immediately available funds pursuant to the procedures set forth in Section 2.2.

3.  CONVERSION

3.1         Conversion by Holder. Subject to and upon compliance with the provisions of this Article 3, the Holder shall have the right, at the Holder’s option, to convert all or any portion (if the portion to be converted is US$1,000 principal amount or an integral thereof) of the Note to the Company’s fully paid Class A Shares at the applicable Conversion Rate at any time during the Conversion Period.

3.2         Conversion Price; Conversion Rate. Subject to adjustments as provided in Article 4, the initial conversion price shall be equal to US$2.98 per Class A Share, representing an initial conversion rate of 335.5705 Class A Shares (the “Conversion Rate”) per US$1,000 principal amount of the Note.

3.3         Conversion Procedure; Settlement Upon Conversion.

(a)        This Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that is the Maturity Date, provided that the Holder has delivered a duly completed irrevocable written notice to the Company (the “Conversion Notice”) to the Company during the Conversion Period. Within five (5) Business Days after the delivery of the Note and the Conversion Notice to the Company, the Company shall (i) take all actions and execute all documents necessary to effect the issuance of the full number of Class A Shares to which the Holder shall be entitled in satisfaction of any conversion pursuant to Section 3.1, (ii) deliver to the Holder certificate(s) representing the number of Class A Shares delivered upon each such conversion, (iii) deliver to the Holder a certified copy of the register of members of the Company, reflecting the Holder’s ownership of the Class A Shares delivered upon each such conversion, and (iv) cancel the Note. No Conversion Notice may be delivered and the Note may not be surrendered by a Holder for conversion thereof if the Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of the Note and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Article 5.

(b)        [Reserved]

(c)        If the Holder submits the Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of the Class A Shares upon such conversion of the Note, unless the tax is due because the Holder requests such Class A Shares to be issued in a name other than the Holder’s name, in which case (i) if in the name of any Person which is an Affiliate of the Holder, the Company shall pay that tax or (ii) if in the name of any other Person, the Holder shall pay that tax. The Company shall pay the relevant fees for issuance of the Class A Shares and shall pay the relevant depositary’s fees for any future conversion of the issued Class A Shares into the ADSs.

(d)        Except as provided in Section 4.1, no adjustment shall be made for dividends on any Class A Shares delivered upon any conversion of this Note as provided in this Article 3.

(e)        Without prejudice to the Holder’s right to receive the interest in accordance with Section 3.3(h), the Company’s settlement of each conversion pursuant to this Article 3 shall be deemed to satisfy in full its obligation to pay the principal amount of the Note converted.

(f)         The Holder in whose name the certificate for any Class A Shares delivered upon conversion is registered shall be treated as a holder of record of such Class A Shares as of the close of business on the relevant Conversion Date. Upon a conversion of the entire outstanding amount of the Note, the Holder shall no longer be a holder of the Note surrendered for conversion.

(g)        The Company shall not issue any fractional Class A Share upon conversion of the Note and shall instead pay cash in lieu of any fractional Class A Share deliverable upon conversion based on the Last Reported Sale Price of the Class A Shares on the relevant Conversion Date.

(h)        Nothing in this Article 3 shall prejudice the Holder’s entitlement to receive interest on any of the Defaulted Amounts in accordance with Section 2.6.

3.4         Without prejudice to any other provision in this Note, the Holder may elect to convert all or any portion (if the portion to be converted is US$1,000 principal amount or an integral thereof) of the Note to ADSs (each representing one Class A Share) at the applicable Conversion Rate at any time during the Conversion Period and the provisions in this Article 3 shall apply mutatis mutandis; provided that, the Company shall pay (A) any documentary, stamp or similar issue or transfer tax due on the delivery of such ADSs upon conversion of the Note (or the issuance of the underlying Class A Shares), unless the tax is due because the Holder requests such ADSs to be issued in a name other than the Holder’s name, in which case (i) if in the name of any Person which is an Affiliate of the Holder, the Company shall pay that tax or (ii) if in the name of any other Person, the Holder shall pay that tax; and (B) the depositary’s fees for issuance of such ADSs.

4. ADJUSTMENTS

4.1          Adjustment of Conversion Rate. If the number of Class A Shares represented by the ADSs is changed, after the date of this Note, for any reason other than one or more of the events described in this Section 4.1, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Class A Shares represented by the ADSs upon which any conversion of this Note is based remains the same.

Notwithstanding the adjustment provisions described in this Section 4.1, if the Company distributes to holders of the Class A Shares any cash, rights, options,

warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Class A Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 4.1 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Class A Shares. However, in the event that the Company issues or distributes to all holders of the Class A Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 4.1(b) (in the case of in-the-money Expiring Rights entitling holders of the Class A Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Class A Shares or ADSs) or Section 4.1(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event described in this Section 4.1 results in a change to the number of Class A Shares represented by the ADSs, then such change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such event to the extent such change produces the same economic result as the adjustment to the Conversion Rate that would otherwise have been on account of such event.

Subject to the foregoing, the Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if the Holder participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Class A Shares and solely as a result of holding the Note, in any of the transactions described in this Section 4.1, without having to convert the Note, as if it held a number of Class A Shares equal to the Conversion Rate, multiplied by the principal amount of the Note held by the Holder.

(a)         If the Company exclusively issues Class A Shares as a dividend or distribution on the Class A Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

OS1
CR1 = CR0 ×	OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the close of business on the effective date of such share split or share combination, as applicable;

CR1    = the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the close of business on such effective date, as applicable;

OS0 = the number of Class A Shares outstanding immediately prior to the close of business on such Record Date or immediately prior to the close of business on such effective date, as applicable; and

OS1    = the number of Class A Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.1(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.1(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)          If the Company issues to all or substantially all holders of the Class A Shares (directly in or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A Shares (directly or in the form of ADSs) at a price per Class A Share that is less than the average of the Last Reported Sale Prices of the Class A Shares, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

OS0 + X
CR1 = CR0 ×	OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1 = the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0 = the number of Class A Shares outstanding immediately prior to the close of business on such Record Date;

X = the total number of Class A Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and

Y = the number of Class A Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the

Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.1(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for the Class A Shares (directly or in the form of ADSs), as applicable, for such issuance. To the extent that Class A Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A Shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such the Record Date for such issuance had not occurred.

For purposes of this Section 4.1(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A Shares (directly or in the form of ADSs) at a price per Class A Share that is less than such average of the Last Reported Sale Prices of the Class A Shares, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Class A Shares (directly or in the form of ADSs), there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors acting in good faith.

(c)          If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Class A Shares (directly or in the form of ADSs), excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4.1(a) or Section 4.1(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.1(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 4.1(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

SP0
CR1 = CR0 ×	SP0 − FMV

where,

CR0  = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1    = the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0     = the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined by the Board of Directors acting in good faith) of the Distributed Property with respect to each outstanding Class A Share (directly or in the form of ADSs) on the Record Date for such distribution.

Any increase made under the portion of this Section 4.1(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the Class A Shares receive the Distributed Property, the amount and kind of Distributed Property the Holder would have received if the Holder owned a number of Class A Shares equal to the Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 4.1(c) where there has been a payment of a dividend or other distribution on the Class A Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

FMV + MP0
CR1 = CR0 ×	MP0

where,

CR0           = the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1           = the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Shares (directly or in the form of ADSs) applicable to one Class A Share (determined by reference to the definition of Last Reported Sale Price as if references therein to the ADSs were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 = the average of the Last Reported Sale Prices of the Class A Shares over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 4.1(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate.

For purposes of this Section 4.1(c) (and subject in all respect to Section 4.1(f)), rights, options or warrants distributed by the Company to all holders of the Class A Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Class A Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Class A Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 4.1(c) (and no adjustment to the Conversion Rate under this Section 4.1(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.1(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.1(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x)

the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Class A Share redemption or purchase price received by a holder or holders of Class A Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4.1(a), Section 4.1(b) and this Section 4.1(c), any dividend or distribution to which this Section 4.1(c) is applicable that also includes one or both of:

(A)      a dividend or distribution of Class A Shares (directly or in the form of ADSs) to which Section 4.1(a) is applicable (the “Clause A Distribution”); or

(B)      a dividend or distribution of rights, options or warrants to which Section 4.1(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.1(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.1(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.1(a) and Section 4.1(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Class A Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 4.1(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 4.1(b).

(d)          If any cash dividend or distribution is made to all or substantially all holders of the Class A Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

Spa
CR1 = CRa ×	SPa – C

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0 = the Last Reported Sale Price of the Class A Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per Class A Share the Company distributes to all or substantially all holders of the Class A Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 4.1(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, for each US$1,000 principal amount of the Note, at the same time and upon the same terms as holders of the Class A Shares (directly or in the form of ADSs), the amount of cash that the Holder would have received if the Holder owned a number of Class A Shares equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)          If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Class A Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Class A Share exceeds the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

AC + ሺOS1 ×
CR1 = CR0 ×	OS0 × SP

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 = the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors acting in good faith) paid or payable for Class A Shares (directly or in the form of ADSs) purchased in such tender or exchange offer;

OS0 = the number of Class A Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Class A Shares (directly or in the form of ADSs) accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of Class A Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Class A Shares (directly or in the form of ADSs) accepted for purchase or exchange in such tender or exchange offer); and

SP = the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.1(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 4.1(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, the Conversion Date in determining the Conversion Rate. No adjustment to the Conversion Rate under this Section 4.1(e) shall be made if such adjustment would result in a decrease in the Conversion Rate. In the event that the Company or one of the Company’s Subsidiaries is obligated to purchase Class A Shares (directly or in the form of ADSs) pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable Law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(f)          If and whenever the Company shall issue any Ordinary Shares or ADSs (other than any issuance pursuant to this Note or on the exercise of any other rights, existing as of the Issue Date, of conversion into, or exchange or subscription for, Ordinary Shares or ADSs) or issue or grant options, warrants or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs (the “Relevant Securities”, which for the purposes of this definition only excludes any Ordinary Shares, ADSs, option, warrant or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary

Shares or ADSs issued or granted in accordance with any employee incentive plan of the Company), in each case at a consideration per ADS (on an as-converted and as-exercised basis and, in the case of any issuance of Ordinary Shares, such issue price per Ordinary Share multiplied by the applicable number of Ordinary Shares then represented by each ADS) which is less than the Reference Price, the Conversion Rate shall be adjusted based on the following formula:

A + B
CR1 = CR0 ×	C

where:

CR0 = the Conversion Rate in effect immediately prior to the date of issue of the Relevant Securities;

CR1 = the Conversion Rate in effect as from the date of issue of the Relevant Securities;

A = the number of Ordinary Shares in issue immediately before the issue of the Relevant Securities;

B = the number of Ordinary Shares which the aggregate consideration receivable for the issue of the Relevant Securities would purchase at the price equal to (x) Reference Price, multiplied by (y) the applicable number of Ordinary Shares then represented by each ADS; and

C = the number of Ordinary Shares in issue immediately after the issue of the Relevant Securities, provided that references to the number of Ordinary Shares in the above formula shall include all the Ordinary Shares to be issued assuming that all options, warrants or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

(g)       Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Class A Shares or ADSs or any securities convertible into or exchangeable for Class A Shares or ADSs or the right to purchase Class A Shares or ADSs or such convertible or exchangeable securities.

(h)       In addition to those adjustments required by subsections (a), (b), (c), (d), (e) and (f) of this Section 4.1, and to the extent permitted by applicable Law and subject to the applicable rules of The NASDAQ Global Market and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Class A

Shares or the ADSs or rights to purchase Class A Shares or ADSs in connection with a dividend or distribution of Class A Shares or ADSs (or rights to acquire Class A Shares or ADSs) or similar event.

(i)           Notwithstanding anything to the contrary in this Section 4.1, the Conversion Rate shall not be adjusted:

(i)         upon the issuance of any Class A Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Class A Shares or ADSs under any plan;

(ii)        upon the issuance of any Class A Shares or ADSs or options or rights to purchase those Class A Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)       upon the issuance of any Class A Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date this Note was first issued;

(iv)       solely for a change in the par value of the Class A Shares or ADSs; or

(v)        for accrued and unpaid interest, if any.

(j)           All calculations and other determinations under this Section 4.1 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a Class A Shares.

(k)         Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder.

(l)           For purposes of this Article 4, the number of Class A Shares at any time outstanding shall not include Class A Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Class A Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Class A Shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Shares.

(m)         For purposes of this Section 4.1, the “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

4.2          Adjustments of Prices. Whenever any provision of this Note requires the Company to calculate the Last Reported Sale Prices over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 4.1, or any event requiring an adjustment to the Conversion Rate pursuant to Section 4.1 where the Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices are to be calculated.

4.3        Effect of Recapitalizations, Reclassifications and Changes of the Class A Shares.

(a)          In the case of:

(i)         any recapitalization, reclassification or change of the Class A Shares (other than changes resulting from a subdivision or combination),

(ii)        any consolidation, merger, combination or similar transaction involving the Company,

(iii)       any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety; or

(iv)       any statutory share exchange, in each case, as a result of which the Class A Shares (directly or in the form of ADSs) would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Note providing that, at and after the effective time of such Merger Event, the right to convert the Note shall be changed into a right to convert the Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Class A Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Class A Share is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event the number of Class A Shares otherwise deliverable upon any conversion of the Note in accordance with Article 3 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Class A Shares would have been entitled to receive in such Merger Event.

If the Merger Event causes the Class A Shares (directly or in the form of ADSs) to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Shares (directly or in the form of ADSs) that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Class A Shares. The Company shall provide written notice to the Holder of such weighted average as soon as practicable after such determination is made.

Such amendment described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 4 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof). If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such amendment, and such amendment shall contain such additional provisions to protect the interests of the Holder, including the rights of the Holder to require the Company to repurchase this Note upon a Fundamental Change pursuant to Article 5 as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)        None of the foregoing provisions shall affect the right of the Holder to convert this Note into Class A Shares as set forth in Article 3 prior to the effective date of such Merger Event.

(c)        The above provisions of this Section 4.3 shall similarly apply to successive Merger Events.

4.4         No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Article 4 shall be required to be made to the Conversion Rate if the Company receives written notice from the Holder that no such adjustment is required.

4.5         Certain Covenants.

(a)       The Company covenants that all Class A Shares delivered upon any conversion of this Note will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)       The Company covenants that if any Class A Shares to be provided for the purpose of any conversion of this Note require registration with or approval of any Governmental Authority under any Law before such Class A Shares may be validly issued upon conversion, the Company will, to the extent then permitted by applicable Law, secure such registration or approval, as the case may be.

(c)       The Company further covenants to take all actions and obtain all approvals and registrations required with respect to any conversion of this Note into Class A Shares, and shall reserve for issuance an adequate number of Class A Shares, such that Class A Shares can be delivered in accordance with the terms of this Note upon any conversion hereunder. In addition, the Company further covenants to provide the Holder with a reasonably detailed description of the mechanics for the delivery of Class A Shares upon any conversion of this Note upon request.

(d)        The parties hereto acknowledge and agree that the Holder may only resell the Note, the Class A Shares delivered upon conversion of all or any portion of the Note pursuant to an effective registration statement or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities Laws.

4.6         Notice for Certain Actions. In case of any (a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 4.1, (b) Merger Event or (c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries, then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Note), the Company shall deliver a written notice to the Holder, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Class A Shares, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Shares, of record shall be entitled to exchange their Class A Shares, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, dissolution, liquidation or winding-up unless otherwise provided for pursuant to any applicable Laws, the constitutional documents of the Company or any such Subsidiaries or any agreement or document to which the Company or any such Subsidiaries is a party; provided that nothing herein shall adversely affect any right, claim or other remedies, at law or contract, of the Holder arising as a result of or in connection with such failure or defect.

4.7          Termination of Depository Receipt Program. If the Class A Shares cease to be represented by ADSs issued under a depositary receipt program sponsored by the Company, all references in this Note to the ADSs shall be deemed to have been replaced by a reference to the number of Class A Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Class A Shares and as if the Class A Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the Class A Shares, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.

5. REPURCHASE

5.1         Repurchase on Maturity Date. Unless previously repurchased or surrendered and converted, the Company shall, without any action on the part of the Holder, redeem this Note in whole on the Maturity Date at a price (the “Maturity Repurchase Price”)

equal to (A) the outstanding principal amount, plus (B) a premium which shall be equal to 2.0% of the outstanding principal amount, and plus (C) all other amounts due and payable on or in respect of the Note (including any accrued and unpaid interest on the Defaulted Amounts), if any.

5.2         Repurchase on Fundamental Change.

(a)        If a Fundamental Change occurs at any time, the Holder shall have the right, at its option, to require the Company to repurchase for cash all of the Note or any portion thereof on the date (the “Fundamental Change Repurchase Date”) notified in writing by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days following the date of the Fundamental Change Company Notice (as defined below) at a repurchase price (the “Fundamental Change Repurchase Price”) equal to (A) 100% of the principal amount (or such portion thereof, as the case may be), plus (B) a premium equal to the aggregate interest that would have accrued on such principal amount (or such portion thereof, as the case may be) over the period starting from (and including) the date of the Issue Date and ending on (and including) the Fundamental Change Repurchase Date, if the Note were to bear interest at a rate of 2.0% per annum, accrued daily and computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month, and plus (C) all other amounts due and payable on or in respect of the Note (including any accrued and unpaid interest on the Defaulted Amounts), if any.

(b)        Repurchase of the Note under this Section 5.2 shall be made, at the option of the Holder thereof, upon: (i) delivery by the Holder to the Company of a duly completed notice (the “Fundamental Change Repurchase Notice”), in the form attached hereto as Exhibit A, on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and (ii) delivery of the Note to the Company at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor. Each Fundamental Change Repurchase Notice shall state the portion of the principal amount of the Note to be repurchased.

(c)        Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 5.5.

(d)        On or before the twentieth (20th) calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to the Holder a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holder arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i)         the events causing the Fundamental Change;

(ii)        the date of the Fundamental Change;

(iii)       the last date on which the Holder may exercise the repurchase right pursuant to this Section 5.2;

(iv)       the Fundamental Change Repurchase Price;

(v)        the Fundamental Change Repurchase Date;

(vi)       if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(vii)      that the Note may be converted only if any Fundamental Change Repurchase Notice that has been delivered by the Holder has been withdrawn in accordance with the terms of this Note; and

(viii)     the procedures in accordance with the terms of this Note that the Holder must follow to require the Company to repurchase the Note.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Note pursuant to this Section 5.2.

5.3         [Reserved]

5.4         No Repurchase in the Event of Acceleration. Notwithstanding the foregoing, the Note may not be repurchased by the Company on any date at the option of the Holder upon a Fundamental Change if the principal amount of the Note has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to the Note).

5.5         Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Company in accordance with this Section 5.5 at any time prior to the close of business on the second Business Day immediately preceding the relevant Fundamental Change Repurchase Date, specifying (a) the principal amount of the Note with respect to which such notice of withdrawal is being submitted and (b) the principal amount, if any, of the Note that remains subject to the original Fundamental Change Repurchase Notice.

5.6          Payment of Fundamental Change Repurchase Price.

(a)          On or prior to 10:00 a.m., New York time, on one Business Day prior to the relevant Fundamental Change Repurchase Date, the Company shall set aside, segregate and hold in trust for the benefit of the Holder an amount of money sufficient to repurchase the applicable portion of the Note to be repurchased at the Fundamental Change Repurchase Price. Payment for the applicable portion of the Note surrendered for repurchase (and not withdrawn in accordance with Section 5.5) will be made in accordance with Section 2.2 on the later of (i)

such Fundamental Change Repurchase Date, provided the Holder has satisfied the conditions in this Article 5; and (ii) the time of delivery of the applicable portion of the Note by the Holder to the Company in the manner required by Section 5.2.

(b)          If by 10:00 a.m., New York time, on one Business Day prior to the relevant Fundamental Change Repurchase Date, the Company holds money sufficient to make payment on the applicable portion of the Note to be repurchased on such date, then, with respect to the applicable portion of the Note that has been properly surrendered for repurchase and not validly withdrawn in accordance with Section 5.5, on such Fundamental Change Repurchase Date, (i) such portion of the Note will cease to be outstanding, (ii) interest will cease to accrue on such portion of the Note and (iii) in the event the entire outstanding amount of the Note is surrendered by the Holder to be repurchased, all other rights of the Holder will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c)          Upon the surrender of the Note that is to be repurchased in part pursuant to this Article 5, the Company shall execute and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note.

5.7         Covenant to Comply with Applicable Law upon Repurchase of the Note. In connection with any repurchase offer, the Company will, if required, comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Note so as to permit the rights and obligations under this Article 5 to be exercised in the time and in the manner specified in this Article 5.

6. COVENANTS

6.1         Payment. The Company covenants and agrees that it will cause to be paid the principal of, and any other amounts due and payable on, the Note or any Repurchase Price at the respective times and in accordance with the terms hereof.

6.2         Existence. Subject to Article 7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

6.3         No Withholding. All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Note, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price), payments of interest and deliveries of Class A Shares (together with payments of cash for any fractional Class A Share) upon any conversion of the Note, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by Law or by regulation or governmental policy having the force of law.

6.4         Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other Law that would prohibit or forgive the Company from paying all or any portion of the principal of or any other amounts due and payable on the Note or any Repurchase Price as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Note; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not, by resort to any such Law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such Law had been enacted.

6.5         Compliance Certificates; Statements as to Defaults. The Company shall deliver to the Holder within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2019) and within 14 days of a written request made by the Holder a certificate executed by an executive officer of the Company stating that a review has been conducted of the Company’s activities under this Note and whether the Company has fulfilled its obligations hereunder, and whether such officer thereof have knowledge of any Default by the Company that occurred during the previous year that is then continuing and, if so, specifying each such Default and the nature thereof. The Company shall deliver to the Holder, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Default if such Default is then continuing, an Officer’s Certificate setting forth the details of such Default, its status and the action that the Company is taking or proposing to take in respect thereof.

6.6         Further Instruments and Acts. Upon request of the Holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Note.

6.7         New Note Instruments. Upon request of the Holder for the Note to be broken down into a number of note instruments of smaller principal amounts, the Company shall issue additional note instruments of such smaller principal amounts without charge within three (3) Business Days after the date of such request, provided that the existing note instrument of this Note shall be returned by the Holder to the Company for cancellation.

6.8         Replacement of Note. Upon the loss, theft, destruction or mutilation of this Note (and in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory to the Company, or in the case of mutilation, upon surrender and cancellation thereof), the Company shall at its own expense within five (5) Business Days execute and deliver to the Holder, in lieu thereof, a new Note, dated and bearing interest from the date hereof.

7.           CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

7.1         Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 7.2, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person unless:

(a)          the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation, organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume all of the obligations of the Company under the Note and the Subscription Agreement; and

(b)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Note.

For purposes of this Section 7.1, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

7.2         Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company of the due and punctual payment of the principal of and any other amounts due and payable on the Note and any Repurchase Price, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Note and the due and punctual performance of all of the covenants and conditions of the Note to be performed by the Company, in each case in accordance with the terms hereof, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 7 the Person named as the “Company” in the first paragraph of the Note (or any successor that shall thereafter have become such in the manner prescribed in this Article 7) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Note and from its obligations under the Note.

7.3         No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption has complied with the provisions of this Article 7.

8.          CANCELLATION

After all amounts at any time owing on the Note have been paid in full or upon the conversion of the Note in full pursuant to Article 3, the Note shall be surrendered to the Company for cancellation and shall not be reissued.

9.          NO REDEMPTION OR PREPAYMENT

This Note shall not be redeemable or pre-paid by the Company prior to the Maturity Date, and no sinking fund is provided for this Note.

10. MISCELLANEOUS

10.1  Termination of Rights. All rights under this Note shall terminate when (a) all amounts at any time owing on the Note have been paid in full or (ii) the Note is converted in full pursuant to the terms set forth in Article 3.

10.2  Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in the Note shall bind its successors and assigns whether so expressed or not.

10.3  Official Acts by Successor Company. Any act or proceeding by any provision of the Note authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

10.4  Amendments and Waivers; Notice. The amendment or waiver of any term of the Note shall be subject to the written consent of the Holder and the Company. The provision of notice shall be made pursuant to the terms of the Subscription Agreement.

10.5  Transfer Restrictions.

(a)          The Holder covenants that the Note and/or the Class A Shares issuable upon conversion of the Note will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Notes and/or the Class A Shares issuable upon conversion of the Note other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act (“Rule 144”), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably acceptable to the Company with respect to transactions of a similar nature, to the effect that such transfer does not require registration under the Securities Act.

(b)          The Holder agrees to the imprinting, until no longer required by this Section 10.5, of the following legend on any certificate evidencing any of the Note or the Class A Shares issuable upon conversion of the Note:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Note or the Class A Shares issuable upon conversion of the Note if, unless otherwise required by state securities laws, (i) such securities are registered for resale under the Securities Act and are transferred to a Holder pursuant to a registration statement that is effective at the time of such transfer, (ii) in connection with a sale, assignment or other transfer, such Holder provides the Company with an opinion of counsel, the form and substance of which opinion shall be reasonably acceptable to the Company with respect to transactions of a similar nature, that the sale, assignment or transfer of the securities may be made without registration under the applicable requirements of the Securities Act or (iii) such Holder provides the Company with reasonable assurance that the securities can be sold, assigned or transferred pursuant to Rule 144 or have been sold under Rule 144.

(c)        Notwithstanding anything to the contrary herein, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal of and any other amounts due and payable on the Note and any Repurchase Price and for all other purposes whatsoever. This provision is intended to be a book entry system as defined in Treasury Regulations Section 5f.103-1(c) and shall be interpreted consistently therewith.

10.6   No Third Party Beneficiary. A person who is not a party to this Note shall have no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623) to enforce any of its terms.

10.7  Governing Law.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF HONG KONG WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

10.8   Arbitration.

(a)         Any dispute, controversy, difference or claim arising out of or relating to this Note, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

(b)         The law of this arbitration clause shall be Hong Kong law.

(c)         The seat of arbitration shall be Hong Kong.

(d)         The number of arbitrators shall be three. The arbitrators shall be appointed in accordance with the HKIAC rules. The arbitration proceedings shall be conducted in English.

(e)          It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

10.9  Force Majeure. In no event shall the Holder be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Holder shall use reasonable efforts to resume performance as soon as practicable under the circumstances.

10.10 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Note. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices, accrued interest payable on the Note, if any, and the Conversion Rate of the Note. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on the Holder. The Company shall provide a schedule of its calculations to the Holder.

10.11 Delays or Omissions. No delay or failure by any party to insist on the strict performance of any provision of the Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of the Note, nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

10.12 Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of the Note, no presumption or burden of proof or persuasion will be implied because the Note was prepared by or at the request of any party or its counsel.

[The remainder of this page has been deliberately left blank]

IN WITNESS WHEREOF, the Company has caused the Note to be issued on the date first above written.

COMPANY:

NIO Inc.

By:

Name:
Title:

Exhibit A

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:        [Name of Company]

The undersigned Holder of this Note hereby acknowledges receipt of a notice from NIO Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the Holder in accordance with Section 5.2 of this Note the entire principal amount of this Note, or the portion thereof below designated, and the premium amount below calculated in accordance with Section 5.2(a)(B).

Principal amount to be repaid (if less than all): US$

Premium: US$

Dated:

[NAME OF HOLDER]

By:
Name:
Capacity:

Exhibit B

Form of 2022 Convertible Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS, AND (B) UNLESS IN COMPLIANCE WITH THE CONVERTIBLE NOTES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND HUANG RIVER INVESTMENT LIMITED, DATED SEPTEMBER 4, 2019 (THE “SUBSCRIPTION AGREEMENT”). ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS OR ANY OTHER RESTRICTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT SHALL BE VOID.

CONVERTIBLE SENIOR NOTE

US$50,000,000

September ____, 2019

Subject to the terms and conditions of this Convertible Senior Note due 2022 (the “Note”), for good and valuable consideration received, NIO Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), promises to pay to the order of Huang River Investment Limited, a company incorporated under the laws of the British Virgin Islands (such party and any other permitted transferee, the “Holder”), the principal amount of US$50,000,000, plus other amounts payable provided below, on [   ]1 (the “Maturity Date”), or such earlier date as may be otherwise provided herein, unless the outstanding principal is settled in accordance with Article 3 of the Note.

The Note is issued pursuant to, and in accordance with, the Convertible Notes Subscription Agreement, dated September 4, 2019 (the “Subscription Agreement”), between the Company and the Holder and is subject to the provisions thereof. Unless the context requires otherwise, capitalized terms used herein shall have the meaning set forth in Article 1 of this Note.

The following is a statement of the rights of the Holder of the Note and the terms and conditions to which the Note is subject, and to which the Holder hereof, by the acceptance of the Note, agrees:

1.           DEFINITIONS

“ADS” means an American Depositary Share, each of which represents one Class A Share as of the date of this Note.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that

1          NTD: the 3rd anniversary of the Issue Date.

1

none of the Company, nor any of its Subsidiaries shall be considered an Affiliate of the Purchaser. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means any day other than a Saturday, Sunday or another day on which commercial banks in the People’s Republic of China (the “PRC” or “China”, which for the purpose of this Agreement shall exclude Hong Kong SAR, Macau SAR and Taiwan), Hong Kong SAR or New York are required or authorized by law or executive order to be closed.

“Capital Stock” means for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Class A Shares” means Class A ordinary shares, par value US$0.00025 per share, in the share capital of the Company.

“Class B Shares” means the Class B ordinary shares, par value US$0.00025 per share, in the share capital of the Company.

“Class C Shares” means the Class C ordinary shares, par value US$0.00025 per share, in the share capital of the Company.

“Clause A Distribution” shall have the meaning ascribed to such term in Section 4.1(c).

“Clause B Distribution” shall have the meaning ascribed to such term in Section 4.1(c).

“Clause C Distribution” shall have the meaning ascribed to such term in Section 4.1(c).

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person or securities that represent a majority of the outstanding voting securities of such Person.

“Conversion Date” shall have the meaning ascribed to such term in Section 3.3. “Conversion Notice” shall have the meaning ascribed to such term in Section 3.3.

“Conversion Period” shall mean the period starting from (and including the first anniversary of the Issue Date and prior to the close of business on the second Business Day immediately preceding the Maturity Date.

“Conversion Rate” shall have the meaning ascribed to such term in Section 3.2.

“Current Market Price” means, in respect of an ADS at a particular date, the volume-weighted average of the Last Reported Sale Prices for one ADS (carrying full entitlement to dividend) for the thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding such date, provided that if at any time during the said thirty (30) Trading Day period the ADSs shall have been quoted ex-dividend and during some other part of that period the ADSs shall have been quoted cum-dividend then:

(a)          if the ADSs (or the Class A Ordinary Shares) to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which the ADSs shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per ADS; or

(b)          if the ADSs (or the Class A Ordinary Shares) to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the ADSs shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount; and provided further that if the ADSs on each of the said thirty (30) Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the ADSs or the Ordinary Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per ADS.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on this Note (including, without limitation, the Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Distributed Property” shall have the meaning ascribed to such term in Section 4.1(c).

“Early Repurchase Date” shall have the meaning ascribed to such term in Section 5.3(a).

“Early Repurchase Notice” shall have the meaning ascribed to such term in Section 5.3(a).

“Early Repurchase Price” shall have the meaning ascribed to such term in Section 5.3(a).

“EoD Notice” shall have the meaning ascribed to such term in Section 2.5(a)

“EoD Repurchase Price” shall have the meaning ascribed to such term in Section 2.5(a).

“Event of Default” shall have the meaning ascribed to such term in Section 2.4.

“Ex-Dividend Date” means the first date on which the Class A Shares, ADSs representing Class A Shares (or other applicable security), trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Class A Shares, ADSs representing Class A Shares (or other applicable security) on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiring Rights” means any rights, options or warrants to purchase Class A Shares or ADSs that expire on or prior to the Maturity Date.

“Fundamental Change” shall be deemed to have occurred if any of the following occurs after the Note is originally issued:

(a)          (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries (together with the Company, the “Company Group”), the employee benefit plans of the Company and its Subsidiaries and any of the Permitted Holders, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of (i) the Company’s Common Equity (including Common Equity held in the form of ADSs) representing more than 50% of the voting power of the Company’s Common Equity or (ii) more than 50% of the outstanding Class A Shares (including Class A Shares held in the form of ADSs); or (B) the Permitted Holders (together with any of their respective Affiliates) have become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Class A Shares (including Class A Shares held in the form of ADSs) representing, in the aggregate, more than 65% of the outstanding Class A Shares (including Class A Shares held in the form of ADSs);

(b)          the consummation of (A) any recapitalization, reclassification or change of the Class A Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Class A Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company, or any similar transaction, pursuant to which the Class A Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company Group, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-a-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)          the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)          the ADSs (or other Common Equity or ADSs in respect of the Common Equity underlying the Note) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); or

(e)          any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (a “change in law”) that results in (A) the Company Group (as in existence immediately subsequent to such change in law), taken as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such change in law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (B) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such change in law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter, provided, however, that a transaction or event described in clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the ADSs, excluding cash payments for any fractional Class A Shares and cash payments made in connection with dissenters’ appraisal rights, in connection with such transaction or event consists of shares of Common Equity or ADSs or depositary receipts in respect of Common Equity that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or event and as a result of such transaction or event, the Note becomes convertible into such consideration, excluding cash payments for any fractional Class A Shares and cash payments made in connection with dissenters’ appraisal rights.

“Fundamental Change Repurchase Date” shall have the meaning ascribed to such term in Section 5.2(a).

“Fundamental Change Repurchase Notice” shall have the meaning ascribed to such term in Section 5.2(b).

“Fundamental Change Repurchase Price” shall have the meaning ascribed to such term in Section 5.2(a).

“Fundamental Change Company Notice” shall have the meaning ascribed to such term in Section 5.2(d).

“GAAP” means the generally accepted accounting principles in the United States.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local, municipal or other political subdivision or other government, governmental, regulatory or administrative authority, agency, board, bureau, department, instrumentality or commission or any court, tribunal, judicial or arbitral body of competent jurisdiction or stock exchange.

“Holder” shall have the meaning ascribed to such term in the Preamble. “Issue Date” means September [  ], 2019.

“Last Reported Sale Price” of the Class A Shares on any date shall be calculated as (i) the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded divided by (ii) the applicable number of Class A Shares then represented by one ADS. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be (i) the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization divided by (ii) the applicable number of Class A Shares then represented by one ADS. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be (i) the average of the midpoint of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose divided by (ii) the applicable number of Class A Shares then represented by one ADS.

“Law” means any statute, law, ordinance, regulation, rule, code, order, judgment, writ, injunction, decree or requirement of law (including common law) enacted, issued, promulgated, enforced or entered by a Governmental Authority.

“Maturity Date” shall have the meaning ascribed to such term in the Preamble.

“Maturity Repurchase Price” shall have the meaning ascribed to such term in Section 5.1.

“Merger Event” shall have the meaning ascribed to such term in Section 4.3. “Note” shall have the meaning ascribed to such term in the Preamble.

“Officer” means, with respect to the Company, the Chairman, President, the Chief Executive Officer, the Secretary, any Executive or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate”, when used with respect to the Company, means a certificate that is delivered to the Holder and that is signed by the principal executive, financial or accounting officer of the Company who has been duly authorized to sign such certificate. To the extent applicable, each such certificate shall include (a) a statement that the person making such certificate is familiar with the requested action and the Note; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by the Note; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by the Note, if and to the extent required by the provisions of the Note.

“open of business” means 9:00 a.m. (New York City time).

“Ordinary Shares” means collectively the Class A Shares, the Class B Shares and the Class C Shares.

“Permitted Holders” means Mr. Bin Li and Tencent Holdings Limited, together with any other respective “person” or “group” subject to aggregation of ordinary share capital of the Company (including ordinary share capital held in the form of ADSs) with any of the aforementioned person and entity under Section 13(d) of the Exchange Act.

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Authority.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A Shares (directly or in the form of ADSs) (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Price” means the higher of (i) US$3.12 per Class A Share, subject to the same adjustment to the Conversion Rate pursuant to this Note and (ii) the Current Market Price, in each case on the date of announcement of the issuance referred to under the provisions in Section 4.1.

“Reference Property” and “unit of Reference Property” have the meanings ascribed thereto in Section 4.3.

“Relevant Securities” shall have the meaning ascribed to such term in Section 4.1(f).

“Repurchase Price” means any of the Early Repurchase Price, the EoD Repurchase Price, the Fundamental Change Repurchase Price and the Maturity Repurchase Price, as applicable.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning ascribed to such term in Section 4.1(c).

“Subscription Agreement” shall have the meaning ascribed to such term in the Preamble.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint stock company, joint venture or other organization or entity, whether incorporated or unincorporated, which is Controlled by such Person and, for the avoidance of doubt, the Subsidiaries of any Person shall include any variable interest entity over which such Person or any of its Subsidiaries effects Control pursuant to contractual arrangements and which is consolidated with such Person in accordance with GAAP applicable to such Person.

“Successor Company” shall have the meaning ascribed to such term in Section 7.1(a).

“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Market or, if the ADSs (or such other security) are not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price with respect to the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

“Transaction Documents” means the Note, the Subscription Agreement, the Convertible Senior Notes due 2020 and each of the other agreements and documents entered into or delivered by the Company, the Holder or their respective Affiliates in connection with the transactions contemplated by the Subscription Agreement.

“Trigger Event” shall have the meaning ascribed to such term in Section 4.1(c). “U.S.” means United States.

“US$” or “$” means the United States dollar, the lawful currency of the United States of America.

“Valuation Period” shall have the meaning ascribed to such term in Section 4.1(c).

2.          INTEREST; PAYMENTS; DEFAULTS

2.1         Interest Rate. The principal amount outstanding under the Note shall not bear any interest, except for any interest on the Defaulted Amounts in accordance with Section 2.6.

2.2         Payment. All amounts payable on or in respect of the Note or the indebtedness evidenced hereby shall be paid to the Holder in U.S. dollars, in immediately available funds on the date that any principal (or interest, in accordance with Section 2.6) or any Repurchase Price is due and payable hereunder. The Company shall make such principal (or interest, in accordance with Section 2.6) or such payment of Repurchase Price to the Holder by wire transfer of immediately available funds for the account of the Holder or any of its Affiliates as may be designated by the Holder in writing from time to time; provided that any change to such accounts shall be notified in writing to the Company at least two (2) Business Days prior to the relevant payment date. If any such payment date or the Maturity Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

2.3         Seniority. The Note ranks (a) senior in right of payment to any of the Company’s present and future indebtedness that is expressly subordinated in right of payment to the Note, (b) equal in right of payment to any of the Company’s present and future indebtedness and other liabilities of the Company that are not so subordinated, (c) junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and (d) structurally junior to all indebtedness incurred by the Company’s Subsidiaries and their other liabilities (including trade payables).

2.4         Events of Default. For purposes of the Note, an “Event of Default” shall be deemed to have occurred if any of the following events occurs, whatever the reason or cause for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)        Failure to Pay. The Company defaults in the payment of principal of the Note when due and payable on the Maturity Date or upon declaration of acceleration, or the Company defaults in the payment of any Repurchase Price upon any required repurchase, in each case in accordance with the terms hereof;

(b)        Breach of Conversion Obligation. The Company fails to comply with its obligation to convert all or a portion of the Note in accordance with Article 3 upon Holder’s exercise of its conversion rights and such failure continues for a period of five (5) Business Days;

(c)        Breach of Article 7. The Company fails to comply with its obligations under Article 7;

(d)        Breach of Other Obligations. The Company fails for sixty (60) days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in any Transaction Document to which the Company is a party;

(e)        Cross Default. Any default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$50 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (A) resulting in such indebtedness becoming or being declared due and payable or (B) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(f)         Adverse Judgment. A final judgment for the payment of US$50 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) is rendered against the Company or any Subsidiary of the Company, which judgment is not paid, bonded or otherwise discharged or stayed within sixty (60) days after the earlier of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced and (ii) the date on which all rights to appeal have been extinguished;

(g)        Trading Suspension. The ADSs (or other Common Equity or ADSs in respect of the Common Equity underlying the Note) have been suspended from trading on any of The New York Stock Exchange, The NASDAQ Global Select market or The NASDAQ Global Market (or any of their respective successors) for a period of ninety (90) consecutive trading days or for more than one hundred and eighty (180) trading days in any twelve (12)-month period;

(h)        Bankruptcy. The Company, any Significant Subsidiary or any other Subsidiaries which in the aggregate constitute a “significant subsidiary” as defined in rule 1-02(w) of Regulation S-X under the Exchange Act shall commence a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to the Company, such Significant Subsidiary or such other Subsidiaries or its or their debts under any bankruptcy, liquidation, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Significant Subsidiary or such other Subsidiaries or all or substantially all of its or their property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due; or

(i)         Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company, any Significant Subsidiary or any other Subsidiaries which in the aggregate constitute a “significant subsidiary” as defined in rule 1-02(w) of Regulation S-X under the Exchange Act seeking liquidation, winding-up, reorganization or other relief with respect to the Company, such Significant Subsidiary or such other Subsidiaries or its or their debts under any bankruptcy, liquidation, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Significant

Subsidiary or such other Subsidiaries or all or substantially all of its or their property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days.

2.5        Consequences of Event of Default.

(a)          If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), then,

(i)           in each and every such case (other than an Event of Default specified in Section 2.4(h) or Section 2.4(i)), unless the principal of the Note shall have already become due and payable, the Holder may by notice in writing to the Company (the “EoD Notice”) to require the Company to repurchase for cash all of the Note or any portion thereof on the fifth (5th) Business Day after the date of the EoD Notice at a repurchase price (the “EoD Repurchase Price”) equal to (A) 100% of the principal amount thereof, plus (B) a premium equal to the aggregate interest that would have accrued on such principal amount over the period starting from (and including) the date of the Issue Date and ending on (and including) the date when the EoD Repurchase Price is made in full, if the Note were to bear interest at a rate of 2.0% per annum, accrued daily and computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month, and plus (C) all other amounts due and payable on or in respect of the Note (including any accrued and unpaid interest on the Defaulted Amounts pursuant to Section 2.6), if any; or

(ii)          if an Event of Default specified in Section 2.4(h) or Section 2.4(i) occurs and is continuing, the Company shall promptly repurchase for cash all of the Note at a repurchase price equal to the EoD Repurchase Price without any action on the part of the Holder.

(b)         Section 2.5(a), however, is subject to the conditions that if, at any time after the outstanding principal of the Note shall have been so declared due and payable, and before any arbitral award for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company has paid or deposited with the Holder a sum sufficient to pay the outstanding principal of and any other amounts due and payable on the Note that shall have become due otherwise than by acceleration (with interest on the Defaulted Amounts), and if (1) rescission would not conflict with any such arbitral award and (2) any and all existing Events of Default under the Note, other than the nonpayment of the principal of and any other amounts due and payable on the Note that shall have become due solely by such acceleration, shall have been cured or waived, then and in every such case the Holder, by written notice to the Company, may waive all Default or Events of Default with respect to the Note and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Note; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or any other amounts due and payable on, the Note or (ii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Note.

2.6          Defaulted Amounts. Any Defaulted Amounts shall accrue interest at a rate equal to three percent (3.0%) per annum accrued daily during the period from (and including) such relevant payment date and ending on (and including) the date on which such Defaulted Amounts and such interest thereon are fully paid, and such Defaulted Amounts together with such interest thereon pursuant to this Section 2.6 shall be paid by the Company to the Holder by wire transfer of immediately available funds pursuant to the procedures set forth in Section 2.2.

3. CONVERSION

3.1         Conversion by Holder. Subject to and upon compliance with the provisions of this Article 3, the Holder shall have the right, at the Holder’s option, to convert all or any portion (if the portion to be converted is US$1,000 principal amount or an integral thereof) of the Note to the Company’s fully paid Class A Shares at the applicable Conversion Rate at any time during the Conversion Period.

3.2         Conversion Price; Conversion Rate. Subject to adjustments as provided in Article 4, the initial conversion price shall be equal to US$3.12 per Class A Share, representing an initial conversion rate of 320.5128 Class A Shares (the “Conversion Rate”) per US$1,000 principal amount of the Note.

3.3         Conversion Procedure; Settlement Upon Conversion.

(a)          Subject to Section 3.3(b), this Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has delivered a duly completed irrevocable written notice to the Company (the “Conversion Notice”) and the Note for cancellation to the Company. Within five (5) Business Days after the delivery of the Note and the Conversion Notice to the Company, the Company shall (i) take all actions and execute all documents necessary to effect the issuance of the full number of Class A Shares to which the Holder shall be entitled in satisfaction of any conversion pursuant to Section 3.1, (ii) deliver to the Holder certificate(s) representing the number of Class A Shares delivered upon each such conversion, (iii) deliver to the Holder a certified copy of the register of members of the Company, reflecting the Holder’s ownership of the Class A Shares delivered upon each such conversion, and (iv) subject to Section 3.3(b), cancel the Note. No Conversion Notice may be delivered and the Note may not be surrendered by a Holder for conversion thereof if the Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of the Note and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Article 5.

(b)         In the event the Holder surrenders this Note pursuant to Section 3.3(a) for partial conversion, the Company shall, in addition to cancelling the Note upon such surrender, execute and deliver to the Holder a new note denominated in U.S. dollars and in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the Holder.

(c)          If the Holder submits the Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of the Class A Shares upon such conversion of the Note, unless the tax is due because the Holder requests such Class A Shares to be issued in a name other than the Holder’s name, in which case (i) if in the name of any Person which is an Affiliate of the Holder, the Company shall pay that tax or (ii) if in the name of any other Person, the Holder shall pay that tax. The Company shall pay the relevant fees for issuance of the Class A Shares and shall pay the relevant depositary’s fees for any future conversion of the issued Class A Shares into the ADSs.

(d)          Except as provided in Section 4.1, no adjustment shall be made for dividends on any Class A Shares delivered upon any conversion of this Note as provided in this Article 3.

(e)          Without prejudice to the Holder’s right to receive the interest in accordance with Section 3.3(h), the Company’s settlement of each conversion pursuant to this Article 3 shall be deemed to satisfy in full its obligation to pay the principal amount of the Note converted.

(f)          The Holder in whose name the certificate for any Class A Shares delivered upon conversion is registered shall be treated as a holder of record of such Class A Shares as of the close of business on the relevant Conversion Date. Upon a conversion of the entire outstanding amount of the Note, the Holder shall no longer be a holder of the Note surrendered for conversion.

(g)          The Company shall not issue any fractional Class A Share upon conversion of the Note and shall instead pay cash in lieu of any fractional Class A Share deliverable upon conversion based on the Last Reported Sale Price of the Class A Shares on the relevant Conversion Date.

(h)         Nothing in this Article 3 shall prejudice the Holder’s entitlement to receive interest on any of the Defaulted Amounts in accordance with Section 2.6.

3.4         Without prejudice to any other provision in this Note, the Holder may elect to convert all or any portion (if the portion to be converted is US$1,000 principal amount or an integral thereof) of the Note to ADSs (each representing one Class A Share) at the applicable Conversion Rate at any time during the Conversion Period and the provisions in this Article 3 shall apply mutatis mutandis; provided that, the Company shall pay (A) any documentary, stamp or similar issue or transfer tax due on the delivery of such ADSs upon conversion of the Note (or the issuance of the underlying Class A Shares), unless the tax is due because the Holder requests such ADSs to be issued in a name other than the Holder’s name, in which case (i) if in the name of any Person which is an Affiliate of the Holder, the Company shall pay that tax or (ii) if in the name of any other Person, the Holder shall pay that tax; and (B) the depositary’s fees for issuance of such ADSs.

4. ADJUSTMENTS

4.1        Adjustment of Conversion Rate. If the number of Class A Shares represented by the ADSs is changed, after the date of this Note, for any reason other than one or more of the events described in this Section 4.1, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Class A Shares represented by the ADSs upon which any conversion of this Note is based remains the same.

Notwithstanding the adjustment provisions described in this Section 4.1, if the Company distributes to holders of the Class A Shares any cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Class A Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 4.1 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Class A Shares. However, in the event that the Company issues or distributes to all holders of the Class A Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 4.1(b) (in the case of in-the-money Expiring Rights entitling holders of the Class A Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Class A Shares or ADSs) or Section 4.1(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event described in this Section 4.1 results in a change to the number of Class A Shares represented by the ADSs, then such change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such event to the extent such change produces the same economic result as the adjustment to the Conversion Rate that would otherwise have been on account of such event.

Subject to the foregoing, the Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if the Holder participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Class A Shares and solely as a result of holding the Note, in any of the transactions described in this Section 4.1, without having to convert the Note, as if it held a number of Class A Shares equal to the Conversion Rate, multiplied by the principal amount of the Note held by the Holder.

(a)          If the Company exclusively issues Class A Shares as a dividend or distribution on the Class A Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

OS1
CR1 = CR0 ×	OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the close of business on the effective date of such share split or share combination, as applicable;

CR1    = the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the close of business on such effective date, as applicable;

OS0 = the number of Class A Shares outstanding immediately prior to the close of business on such Record Date or immediately prior to the close of business on such effective date, as applicable; and

OS1    = the number of Class A Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.1(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.1(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)          If the Company issues to all or substantially all holders of the Class A Shares (directly in or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A Shares (directly or in the form of ADSs) at a price per Class A Share that is less than the average of the Last Reported Sale Prices of the Class A Shares, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

OS0 + X
CR1 = CR0 ×	OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1    = the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0 = the number of Class A Shares outstanding immediately prior to the close of business on such Record Date;

X         = the total number of Class A Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and

Y         = the number of Class A Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.1(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for the Class A Shares (directly or in the form of ADSs), as applicable, for such issuance. To the extent that Class A Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A Shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such the Record Date for such issuance had not occurred.

For purposes of this Section 4.1(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A Shares (directly or in the form of ADSs) at a price per Class A Share that is less than such average of the Last Reported Sale Prices of the Class A Shares, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Class A Shares (directly or in the form of ADSs), there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors acting in good faith.

(c)         If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Class A Shares (directly or in the form of ADSs), excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4.1(a) or Section 4.1(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.1(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 4.1(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

SP0
CR1 = CR0 ×	SP0 − FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1     = the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0          = the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined by the Board of Directors acting in good faith) of the Distributed Property with respect to each outstanding Class A Share (directly or in the form of ADSs) on the Record Date for such distribution.

Any increase made under the portion of this Section 4.1(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the Class A Shares receive the Distributed Property, the amount and kind of Distributed Property the Holder would have received if the Holder owned a number of Class A Shares equal to the Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 4.1(c) where there has been a payment of a dividend or other distribution on the Class A Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

FMV + MP0
CR1 = CR0 ×	MP0

where,

CR0           = the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1                = the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Shares (directly or in the form of ADSs) applicable to one Class A Share (determined by reference to the definition of Last Reported Sale Price as if references therein to the ADSs were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 = the average of the Last Reported Sale Prices of the Class A Shares over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 4.1(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate.

For purposes of this Section 4.1(c) (and subject in all respect to Section 4.1(f)), rights, options or warrants distributed by the Company to all holders of the Class A Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Class A Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Class A Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 4.1(c) (and no adjustment to the Conversion Rate under this Section 4.1(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.1(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.1(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Class A Share redemption or purchase price received by a holder or holders of Class A Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4.1(a), Section 4.1(b) and this Section 4.1(c), any dividend or distribution to which this Section 4.1(c) is applicable that also includes one or both of:

(A)        a dividend or distribution of Class A Shares (directly or in the form of ADSs) to which Section 4.1(a) is applicable (the “Clause A Distribution”); or

(B)        a dividend or distribution of rights, options or warrants to which Section 4.1(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.1(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.1(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.1(a) and Section 4.1(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Class A Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 4.1(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 4.1(b).

(d)          If any cash dividend or distribution is made to all or substantially all holders of the Class A Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

Spa
CR1 = CRa ×	SPa – C

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0 = the Last Reported Sale Price of the Class A Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per Class A Share the Company distributes to all or substantially all holders of the Class A Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 4.1(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, for each US$1,000 principal amount of the Note, at the same time and upon the same terms as holders of the Class A Shares (directly or in the form of ADSs), the amount of cash that the Holder would have received if the Holder owned a number of Class A Shares equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)          If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Class A Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Class A Share exceeds the average of the Last

Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

AC + ሺOS1 ×
CR1 = CR0 ×	OS0 × SP

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 = the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors acting in good faith) paid or payable for Class A Shares (directly or in the form of ADSs) purchased in such tender or exchange offer;

OS0 = the number of Class A Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Class A Shares (directly or in the form of ADSs) accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of Class A Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Class A Shares (directly or in the form of ADSs) accepted for purchase or exchange in such tender or exchange offer); and

SP = the average of the Last Reported Sale Prices of the Class A Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.1(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 4.1(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, the Conversion Date in determining the Conversion Rate. No adjustment to the Conversion Rate under this Section 4.1(e) shall be made if such adjustment would result in a decrease in the Conversion Rate. In the event that the

Company or one of the Company’s Subsidiaries is obligated to purchase Class A Shares (directly or in the form of ADSs) pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable Law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(f)          If and whenever the Company shall issue any Ordinary Shares or ADSs (other than any issuance pursuant to this Note or on the exercise of any other rights, existing as of the Issue Date, of conversion into, or exchange or subscription for, Ordinary Shares or ADSs) or issue or grant options, warrants or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs (the “Relevant Securities”, which for the purposes of this definition only excludes any Ordinary Shares, ADSs, option, warrant or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs issued or granted in accordance with any employee incentive plan of the Company), in each case at a consideration per ADS (on an as-converted and as-exercised basis and, in the case of any issuance of Ordinary Shares, such issue price per Ordinary Share multiplied by the applicable number of Ordinary Shares then represented by each ADS) which is less than the Reference Price, the Conversion Rate shall be adjusted based on the following formula:

A + B
CR1 = CR0 ×	C

where:

CR0 = the Conversion Rate in effect immediately prior to the date of issue of the Relevant Securities;

CR1 = the Conversion Rate in effect as from the date of issue of the Relevant Securities;

A = the number of Ordinary Shares in issue immediately before the issue of the Relevant Securities;

B = the number of Ordinary Shares which the aggregate consideration receivable for the issue of the Relevant Securities would purchase at the price equal to (x) Reference Price, multiplied by (y) the applicable number of Ordinary Shares then represented by each ADS; and

C = the number of Ordinary Shares in issue immediately after the issue of the Relevant Securities, provided that references to the number of Ordinary Shares in the above formula shall include all the Ordinary Shares to be issued assuming that all options, warrants or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

(g)          Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Class A Shares or ADSs or any securities convertible into or exchangeable for Class A Shares or ADSs or the right to purchase Class A Shares or ADSs or such convertible or exchangeable securities.

(h)         In addition to those adjustments required by subsections (a), (b), (c), (d), (e) and (f) of this Section 4.1, and to the extent permitted by applicable Law and subject to the applicable rules of The NASDAQ Global Market and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Class A Shares or the ADSs or rights to purchase Class A Shares or ADSs in connection with a dividend or distribution of Class A Shares or ADSs (or rights to acquire Class A Shares or ADSs) or similar event.

(i)           Notwithstanding anything to the contrary in this Section 4.1, the Conversion Rate shall not be adjusted:

(i)           upon the issuance of any Class A Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Class A Shares or ADSs under any plan;

(ii)          upon the issuance of any Class A Shares or ADSs or options or rights to purchase those Class A Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)         upon the issuance of any Class A Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date this Note was first issued;

(iv)         solely for a change in the par value of the Class A Shares or ADSs; or

(v)          for accrued and unpaid interest, if any.

(j)           All calculations and other determinations under this Section 4.1 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a Class A Shares.

(k)          Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder.

(l)           For purposes of this Article 4, the number of Class A Shares at any time outstanding shall not include Class A Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Class A Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Class A Shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Shares.

(m)         For purposes of this Section 4.1, the “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

4.2          Adjustments of Prices. Whenever any provision of this Note requires the Company to calculate the Last Reported Sale Prices over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 4.1, or any event requiring an adjustment to the Conversion Rate pursuant to Section 4.1 where the Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices are to be calculated.

4.3          Effect of Recapitalizations, Reclassifications and Changes of the Class A Shares.

(a)          In the case of:

(i)           any recapitalization, reclassification or change of the Class A Shares (other than changes resulting from a subdivision or combination),

(ii)          any consolidation, merger, combination or similar transaction involving the Company,

(iii)         any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety; or

(iv)         any statutory share exchange, in each case, as a result of which the Class A Shares (directly or in the form of ADSs) would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Note providing that, at and after the effective time of such Merger Event, the right to convert the Note shall be changed into a right to convert the Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Class A Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Class A Share is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event the number of Class A Shares otherwise deliverable upon any conversion of the Note in accordance with Article 3 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Class A Shares would have been entitled to receive in such Merger Event.

If the Merger Event causes the Class A Shares (directly or in the form of ADSs) to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Shares (directly or in the form of ADSs) that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Class A Shares. The Company shall provide written notice to the Holder of such weighted average as soon as practicable after such determination is made.

Such amendment described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 4 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof). If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such amendment, and such amendment shall contain such additional provisions to protect the interests of the Holder, including the rights of the Holder to require the Company to repurchase this Note upon a Fundamental Change pursuant to Article 5 as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)         None of the foregoing provisions shall affect the right of the Holder to convert this Note into Class A Shares as set forth in Article 3 prior to the effective date of such Merger Event.

(c)       The above provisions of this Section 4.3 shall similarly apply to successive Merger Events.

4.4          No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Article 4 shall be required to be made to the Conversion Rate if the Company receives written notice from the Holder that no such adjustment is required.

4.5          Certain Covenants.

(a)         The Company covenants that all Class A Shares delivered upon any conversion of this Note will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)         The Company covenants that if any Class A Shares to be provided for the purpose of any conversion of this Note require registration with or approval of any Governmental Authority under any Law before such Class A Shares may be validly issued upon conversion, the Company will, to the extent then permitted by applicable Law, secure such registration or approval, as the case may be.

(c)         The Company further covenants to take all actions and obtain all approvals and registrations required with respect to any conversion of this Note into Class A Shares, and shall reserve for issuance an adequate number of Class A Shares, such that Class A Shares can be delivered in accordance with the terms of this Note upon any conversion hereunder. In addition, the Company further covenants to provide the Holder with a reasonably detailed description of the mechanics for the delivery of Class A Shares upon any conversion of this Note upon request.

(d)         The parties hereto acknowledge and agree that the Holder may only resell the Note, the Class A Shares delivered upon conversion of all or any portion of the Note pursuant to an effective registration statement or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities Laws.

4.6         Notice for Certain Actions. In case of any (a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 4.1, (b) Merger Event or (c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries, then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Note), the Company shall deliver a written notice to the Holder, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Class A Shares, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Shares, of record shall be entitled to exchange their Class A Shares, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, dissolution, liquidation or winding-up unless otherwise provided for pursuant to any applicable Laws, the constitutional documents of the Company or any such Subsidiaries or any agreement or document to which the Company or any such Subsidiaries is a party; provided that nothing herein shall adversely affect any right, claim or other remedies, at law or contract, of the Holder arising as a result of or in connection with such failure or defect.

4.7          Termination of Depository Receipt Program. If the Class A Shares cease to be represented by ADSs issued under a depositary receipt program sponsored by the Company, all references in this Note to the ADSs shall be deemed to have been replaced by a reference to the number of Class A Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Class A Shares and as if the Class A Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the Class A Shares, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.

5. REPURCHASE

5.1          Repurchase on Maturity Date. Unless previously repurchased or surrendered and converted, the Company shall, without any action on the part of the Holder, redeem this Note in whole on the Maturity Date at a price (the “Maturity Repurchase Price”) equal to (A) the outstanding principal amount, plus (B) a premium which shall be equal to 6.0% of the outstanding principal amount, and plus (C) all other amounts due and payable on or in respect of the Note (including any accrued and unpaid interest on the Defaulted Amounts), if any.

5.2         Repurchase on Fundamental Change.

(a)        If a Fundamental Change occurs at any time, the Holder shall have the right, at its option, to require the Company to repurchase for cash all of the Note or any portion thereof on the date (the “Fundamental Change Repurchase Date”) notified in writing by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days following the date of the Fundamental Change Company Notice (as defined below) at a repurchase price (the “Fundamental Change Repurchase Price”) equal to (A) 100% of the principal amount (or such portion thereof, as the case may be), plus (B) a premium equal to the aggregate interest that would have accrued on such principal amount (or such portion thereof, as the case may be) over the period starting from (and including) the date of the Issue Date and ending on (and including) the Fundamental Change Repurchase Date, if the Note were to bear interest at a rate of 2.0% per annum, accrued daily and computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month, and plus (C) all other amounts due and payable on or in respect of the Note (including any accrued and unpaid interest on the Defaulted Amounts), if any.

(b)        Repurchase of the Note under this Section 5.2 shall be made, at the option of the Holder thereof, upon: (i) delivery by the Holder to the Company of a duly completed notice (the “Fundamental Change Repurchase Notice”), in the form attached hereto as Exhibit A, on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and (ii) delivery of the Note to the Company at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the

Holder of the Fundamental Change Repurchase Price therefor. Each Fundamental Change Repurchase Notice shall state the portion of the principal amount of the Note to be repurchased.

(c)        Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 5.5.

(d)        On or before the twentieth (20th) calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to the Holder a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holder arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i)         the events causing the Fundamental Change;

(ii)        the date of the Fundamental Change;

(iii)       the last date on which the Holder may exercise the repurchase right pursuant to this Section 5.2;

(iv)       the Fundamental Change Repurchase Price;

(v)        the Fundamental Change Repurchase Date;

(vi)       if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(vii)      that the Note may be converted only if any Fundamental Change Repurchase Notice that has been delivered by the Holder has been withdrawn in accordance with the terms of this Note; and

(viii)     the procedures in accordance with the terms of this Note that the Holder must follow to require the Company to repurchase the Note.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Note pursuant to this Section 5.2.

5.3          Early Repurchase at the option of the Holder.

(a)        The Holder shall have the right, at its option, to require the Company to repurchase for cash all of the Note or any portion thereof on February 1, 2022 (the “Early Repurchase Date”), by delivering a duly completed notice in writing to the Company (the “Early Repurchase Notice”), in the form attached hereto as Exhibit B, during the period starting from the open of business that is twenty (20) Business Days prior to the Early Repurchase Date until the close of business on the second Business Day immediately preceding the Early

Repurchase Date, at a repurchase price (the “Early Repurchase Price”) equal to (A) 100% of the principal amount (or such portion thereof, as the case may be), plus (B) a premium equal to the aggregate interest that would have accrued on such principal amount (or such portion thereof, as the case may be) over the period starting from (and including) the date of the Issue Date and ending on (and including) the date when the Early Repurchase Date, if the Note were to bear interest at a rate of 2.0% per annum, accrued daily and computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month; and (C) all other amounts due and payable on or in respect of the Note (including any accrued and unpaid interest on the Defaulted Amounts), if any.

(b)          The Holder shall deliver of the Note to the Company at any time after delivery of the Early Repurchase Notice, such delivery being a condition to receipt by the Holder of the Early Repurchase Price therefor. The Early Repurchase Notice shall state the portion of the principal amount of the Note to be repurchased.

(c)          Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw, in whole or in part, such Early Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Early Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 5.5.

5.4          No Repurchase in the Event of Acceleration. Notwithstanding the foregoing, the Note may not be repurchased by the Company on any date at the option of the Holder upon a Fundamental Change or on the Early Repurchase Date (as the case may be) if the principal amount of the Note has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price or the Early Repurchase Price (as the case may be) with respect to the Note).

5.5          Withdrawal of Fundamental Change Repurchase Notice or Early Repurchase Notice. A Fundamental Change Repurchase Notice or an Early Repurchase Notice (as the case may be) may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Company in accordance with this Section 5.5 at any time prior to the close of business on the second Business Day immediately preceding the relevant Fundamental Change Repurchase Date or the Early Repurchase Date (as the case may be), specifying (a) the principal amount of the Note with respect to which such notice of withdrawal is being submitted and (b) the principal amount, if any, of the Note that remains subject to the original Fundamental Change Repurchase Notice or the original Early Repurchase Notice (as the case may be).

5.6         Payment of Fundamental Change Repurchase Price or Early Repurchase Price.

(a)          On or prior to 10:00 a.m., New York time, on one Business Day prior to the relevant Fundamental Change Repurchase Date or the Early Repurchase Date (as the case may be), the Company shall set aside, segregate and hold in trust for the benefit of the Holder an amount of money sufficient to repurchase the applicable portion of the Note to be repurchased at the Fundamental Change

Repurchase Price or the Early Repurchase Price (as the case may be). Payment for the applicable portion of the Note surrendered for repurchase (and not withdrawn in accordance with Section 5.5) will be made in accordance with Section 2.2 on the later of (i) such Fundamental Change Repurchase Date or the Early Repurchase Date (as the case may be), provided the Holder has satisfied the conditions in this Article 5; and (ii) the time of delivery of the applicable portion of the Note by the Holder to the Company in the manner required by Section 5.2 or Section 5.3 (as the case may be).

(b)          If by 10:00 a.m., New York time, on one Business Day prior to the relevant Fundamental Change Repurchase Date or the Early Repurchase Date (as the case may be), the Company holds money sufficient to make payment on the applicable portion of the Note to be repurchased on such date, then, with respect to the applicable portion of the Note that has been properly surrendered for repurchase and not validly withdrawn in accordance with Section 5.5, on such Fundamental Change Repurchase Date or the Early Repurchase Date (as the case may be), (i) such portion of the Note will cease to be outstanding, (ii) interest will cease to accrue on such portion of the Note and (iii) in the event the entire outstanding amount of the Note is surrendered by the Holder to be repurchased, all other rights of the Holder will terminate (other than the right to receive the Fundamental Change Repurchase Price or the Early Repurchase Price (as the case may be)).

(c)          Upon the surrender of the Note that is to be repurchased in part pursuant to this Article 5, the Company shall execute and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note.

5.7          Covenant to Comply with Applicable Law upon Repurchase of the Note. In connection with any repurchase offer, the Company will, if required, comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Note so as to permit the rights and obligations under this Article 5 to be exercised in the time and in the manner specified in this Article 5.

6. COVENANTS

6.1          Payment. The Company covenants and agrees that it will cause to be paid the principal of, and any other amounts due and payable on, the Note or any Repurchase Price at the respective times and in accordance with the terms hereof.

6.2          Existence. Subject to Article 7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

6.3          No Withholding. All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Note, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price), payments of interest and deliveries of Class A Shares (together with payments of cash for any fractional Class A Share) upon any conversion of the Note, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by Law or by regulation or governmental policy having the force of law.

6.4         Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other Law that would prohibit or forgive the Company from paying all or any portion of the principal of or any other amounts due and payable on the Note or any Repurchase Price as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Note; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not, by resort to any such Law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such Law had been enacted.

6.5         Compliance Certificates; Statements as to Defaults. The Company shall deliver to the Holder within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2019) and within 14 days of a written request made by the Holder a certificate executed by an executive officer of the Company stating that a review has been conducted of the Company’s activities under this Note and whether the Company has fulfilled its obligations hereunder, and whether such officer thereof have knowledge of any Default by the Company that occurred during the previous year that is then continuing and, if so, specifying each such Default and the nature thereof. The Company shall deliver to the Holder, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Default if such Default is then continuing, an Officer’s Certificate setting forth the details of such Default, its status and the action that the Company is taking or proposing to take in respect thereof.

6.6         Further Instruments and Acts. Upon request of the Holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Note.

6.7         New Note Instruments. Upon request of the Holder for the Note to be broken down into a number of note instruments of smaller principal amounts, the Company shall issue additional note instruments of such smaller principal amounts without charge within three (3) Business Days after the date of such request, provided that the existing note instrument of this Note shall be returned by the Holder to the Company for cancellation.

6.8         Replacement of Note. Upon the loss, theft, destruction or mutilation of this Note (and in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory to the Company, or in the case of mutilation, upon surrender and cancellation thereof), the Company shall at its own expense within five (5) Business Days execute and deliver to the Holder, in lieu thereof, a new Note, dated and bearing interest from the date hereof.

7.           CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

7.1         Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 7.2, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person unless:

(a)        the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation, organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume all of the obligations of the Company under the Note and the Subscription Agreement; and

(b)        immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Note.

For purposes of this Section 7.1, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

7.2        Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company of the due and punctual payment of the principal of and any other amounts due and payable on the Note and any Repurchase Price, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Note and the due and punctual performance of all of the covenants and conditions of the Note to be performed by the Company, in each case in accordance with the terms hereof, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 7 the Person named as the “Company” in the first paragraph of the Note (or any successor that shall thereafter have become such in the manner prescribed in this Article 7) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Note and from its obligations under the Note.

7.3        No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption has complied with the provisions of this Article 7.

8. CANCELLATION

After all amounts at any time owing on the Note have been paid in full or upon the conversion of the Note in full pursuant to Article 3, the Note shall be surrendered to the Company for cancellation and shall not be reissued.

9.          NO REDEMPTION OR PREPAYMENT

This Note shall not be redeemable or pre-paid by the Company prior to the Maturity Date, and no sinking fund is provided for this Note.

10.      MISCELLANEOUS

10.1  Termination of Rights. All rights under this Note shall terminate when (a) all amounts at any time owing on the Note have been paid in full or (ii) the Note is converted in full pursuant to the terms set forth in Article 3.

10.2  Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in the Note shall bind its successors and assigns whether so expressed or not.

10.3  Official Acts by Successor Company. Any act or proceeding by any provision of the Note authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

10.4  Amendments and Waivers; Notice. The amendment or waiver of any term of the Note shall be subject to the written consent of the Holder and the Company. The provision of notice shall be made pursuant to the terms of the Subscription Agreement.

10.5  Transfer Restrictions.

(a)        The Holder covenants that the Note and/or the Class A Shares issuable upon conversion of the Note will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Notes and/or the Class A Shares issuable upon conversion of the Note other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act (“Rule 144”), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably acceptable to the Company with respect to transactions of a similar nature, to the effect that such transfer does not require registration under the Securities Act.

(b)        The Holder agrees to the imprinting, until no longer required by this Section 10.5, of the following legend on any certificate evidencing any of the Note or the Class A Shares issuable upon conversion of the Note:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE

SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Note or the Class A Shares issuable upon conversion of the Note if, unless otherwise required by state securities laws, (i) such securities are registered for resale under the Securities Act and are transferred to a Holder pursuant to a registration statement that is effective at the time of such transfer, (ii) in connection with a sale, assignment or other transfer, such Holder provides the Company with an opinion of counsel, the form and substance of which opinion shall be reasonably acceptable to the Company with respect to transactions of a similar nature, that the sale, assignment or transfer of the securities may be made without registration under the applicable requirements of the Securities Act or (iii) such Holder provides the Company with reasonable assurance that the securities can be sold, assigned or transferred pursuant to Rule 144 or have been sold under Rule 144.

(c)          Notwithstanding anything to the contrary herein, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal of and any other amounts due and payable on the Note and any Repurchase Price and for all other purposes whatsoever. This provision is intended to be a book entry system as defined in Treasury Regulations Section 5f.103-1(c) and shall be interpreted consistently therewith.

10.6   No Third Party Beneficiary. A person who is not a party to this Note shall have no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623) to enforce any of its terms.

10.7   Governing Law.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF HONG KONG WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

10.8 Arbitration.

(a)        Any dispute, controversy, difference or claim arising out of or relating to this Note, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

(b)        The law of this arbitration clause shall be Hong Kong law.

(c)        The seat of arbitration shall be Hong Kong.

(d)          The number of arbitrators shall be three. The arbitrators shall be appointed in accordance with the HKIAC rules. The arbitration proceedings shall be conducted in English.

(e)          It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

10.9   Force Majeure. In no event shall the Holder be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Holder shall use reasonable efforts to resume performance as soon as practicable under the circumstances.

10.10  Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Note. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices, accrued interest payable on the Note, if any, and the Conversion Rate of the Note. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on the Holder. The Company shall provide a schedule of its calculations to the Holder.

10.11  Delays or Omissions. No delay or failure by any party to insist on the strict performance of any provision of the Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of the Note, nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

10.12  Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of the Note, no presumption or burden of proof or persuasion will be implied because the Note was prepared by or at the request of any party or its counsel.

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IN WITNESS WHEREOF, the Company has caused the Note to be issued on the date first above written.

COMPANY:

NIO Inc.

By:

Name:
Title:

Exhibit A

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:       [Name of Company]

The undersigned Holder of this Note hereby acknowledges receipt of a notice from NIO Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the Holder in accordance with Section 5.2 of this Note the entire principal amount of this Note, or the portion thereof below designated, and the premium amount below calculated in accordance with Section 5.2(a)(B).

Principal amount to be repaid (if less than all): US$

Premium: US$

Dated:

[NAME OF HOLDER]

By:
Name:
Capacity:

Exhibit B

[FORM OF EARLY REPURCHASE NOTICE]

To:        [Name of Company]

The undersigned Holder of this Note hereby requests and instructs NIO Inc. (the “Company”) to pay to the Holder in accordance with Section 5.3 of this Note the entire principal amount of this Note, or the portion thereof below designated, and the premium below amount calculated in accordance with Section 5.3(a)(B).

Principal amount to be repaid (if less than all): US$

Premium: US$

Dated:

[NAME OF HOLDER]

By:
Name:
Capacity: